Exhibit 17(a)



    As filed with the Securities and Exchange Commission on July 25, 2002




                                               Securities Act File No. 2-60836
                                      Investment Company Act File No. 811-2809

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549





                                  FORM N-1A


         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933           |X|
                          Pre-Effective Amendment No.                      | |
                      Post-Effective Amendment No. 31                      |X|


                                    and/or
                       REGISTRATION STATEMENT UNDER THE
                        INVESTMENT COMPANY ACT OF 1940                     |X|
                               Amendment No. 30                            |X|
                       (Check appropriate box or boxes)

                              -----------------

                   Merrill Lynch Small Cap Value Fund, Inc.
              (Exact Name of Registrant as Specified in Charter)



             800 Scudders Mill Road, Plainsboro, New Jersey 08536
                   (Address of Principal Executive Offices)



      Registrant's telephone number, including Area Code (609) 282-2800

                             -----------------

                                Terry K. Glenn
                   Merrill Lynch Small Cap Value Fund, Inc.
                            800 Scudders Mill Road
                            Plainsboro, New Jersey
       Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)


                                  Copies to:


    Counsel for the Fund:
 Thomas R. Smith, Jr., Esq.                      Philip L. Kirstein, Esq.
 SIDLEY AUSTIN BROWN & WOOD                     FUND ASSET MANAGEMENT, L.P.
             LLP                                     P.O. Box 9011
     787 Seventh Avenue                      Princeton, New Jersey 08543-9011
New York, New York 10019-6018

                             -----------------

It is proposed that this filing will become effective (check appropriate box)

  |X|    immediately upon filing pursuant to paragraph (b)

  | |    on (date) pursuant to paragraph (b)

  | |    60 days after filing pursuant to paragraph (a)(1)

  | |    on (date) pursuant to paragraph (a)(1)

  | |    75 days after filing pursuant to paragraph (a)(2)

  | |    on (date) pursuant to paragraph (a)(2) of Rule 485


If appropriate, check the following box:


  | | This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

 Title of Securities Being Registered: Common Stock, par value $.10 per share.


  Master Small Cap Value Trust has also executed this Registration Statement

[LOGO] Merrill Lynch Investment Managers                       www.mlim.ml.com


Prospectus


July 25, 2002

Merrill Lynch Small Cap Value Fund, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                                          PAGE

  [ICON]KEY FACTS
        ----------------------------------------------------------------------
        Merrill Lynch Small Cap Value Fund at a Glance                       3
        Risk/Return Bar Chart                                                5
        Fees and Expenses                                                    7

  [ICON]DETAILS ABOUT THE FUND
        ----------------------------------------------------------------------
        How the Fund Invests                                                 9
        Investment Risks                                                    12

  [ICON]YOUR ACCOUNT
        ----------------------------------------------------------------------
        Merrill Lynch Select Pricing(SM) System                             18
        How to Buy, Sell, Transfer and Exchange Shares                      24
        How Shares are Priced                                               28
        Participation in Merrill Lynch Fee-Based Programs                   28

  [ICON]MANAGEMENT OF THE FUND
        ----------------------------------------------------------------------
        Fund Asset Management                                               31
        Master/Feeder Structure                                             31
        Financial Highlights                                                32

  [ICON]FOR MORE INFORMATION
        ----------------------------------------------------------------------
        Shareholder Reports                                         Back Cover
        Statement of Additional Information                         Back Cover


                   MERRILL LYNCH SMALL CAP VALUE FUND, INC.

Key Facts [ICON]

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.


Common Stock -- shares of ownership of a corporation.


Small companies -- for the Fund, small companies typically have total market capitalization,at the time of initial purchase, less than the maximum market capitalization over a 24-month rolling time period of companies included in the Russell 2000
Stock Index, a widely known small cap investment benchmark. This maximum market capitalization is updated monthly. The size of companies in the Russell
2000 Stock Index changes with market conditions and the components of the index. The Fund may change the maximum market capitalization to include companies outside of the rolling 24-month period categorization if circumstances so dictate.

MERRILL LYNCH SMALL CAP VALUE FUND AT A GLANCE
------------------------------------------------------------------------------


What is the Fund's investment objective?


The investment objective of the Fund is to seek long term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that management of the Fund believes have special investment value and emerging growth companies regardless of size.


What are the Fund's main investment strategies?


The Fund is a "feeder" fund that invests all of its assets in a "master" portfolio, the Master Small Cap Value Trust (the "Trust"), that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, this Prospectus uses the term "Fund" to include the Trust.


The Fund invests primarily in common stock of small companies and emerging growth companies that Fund management believes have special investment value. This means Fund management will look for companies that have long-term potential to grow in size or to become more profitable or that the stock market may value more highly in the future. Fund management seeks to invest in small companies that are trading at the low end of their historical price-book value or enterprise value-sales ratios, and that have particular qualities that affect the outlook for that company including an attractive market niche. Fund management also seeks to invest in emerging growth companies that occupy dominant positions in developing industries, have strong management and demonstrate successful product development and marketing capabilities.


What are the main risks of investing in the Fund?


As with any mutual fund, the value of the Fund's investments --and therefore the value of the Fund's shares -- may fluctuate. These changes may occur because a particular stock market in which the Fund invests is rising or falling. Also, Fund management may select securities that underperform the stock market, relevant indices or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money. The Fund cannot guarantee that the Fund will achieve its objective.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                  3

[ICON] Key Facts

Emerging growth companies -- companies of any market capitalization without a long or consistent history of earnings but that Fund management believes have the potential to grow earnings significantly over an extended period of time.


Enterprise value-sales ratio -- the ratio of a company's market value (calculated with reference to the aggregate market value of its outstanding shares plus the amount of debt outstanding minus cash) to its total sales. Generally, a low enterprise value-sales ratio is one indication that the company may be undervalued.


The Fund will invest primarily in small and emerging growth companies. Small and emerging growth companies may have limited product lines or markets, may depend on a smaller number of key personnel and may be less financially secure than larger, more established companies. If a product fails, or if management changes, or if there are other adverse developments, the Fund's investment in a small or emerging growth company may lose substantial value.


Small and emerging growth companies' securities generally trade in lower volumes and are subject to greater, less predictable price changes than the securities of more established companies. Investing in small or emerging growth companies requires a long term view.


Who should invest?


Investors should consider their own investment goals, time horizon, and risk tolerance before investing in the Fund. An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program. The Fund may be an appropriate investment for you if you:


     o    Are investing with long term goals in mind.

     o Want a professionally managed and diversified portfolio that will increase your exposure to small companies.

     o Are willing to accept greater potential for short-term fluctuations, including declines, in the value of your investment in exchange for potentially higher long-term growth of capital associated with small cap stock investing.

     o    Are not looking for a significant amount of current income.



4                   MERRILL LYNCH SMALL CAP VALUE FUND, INC.

RISK/RETURN BAR CHART
------------------------------------------------------------------------------


The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class B shares for each of the past ten calendar years, which, except for the last four months in 2000, was prior to its change from a stand alone fund to a "master/ feeder" structure. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the Fund's average annual total return (before and after taxes) with broad measures of market performance. How the Fund performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

                              [GRAPHIC OMITTED]

During the ten-year period shown in the bar chart, the highest return for a quarter was 28.09% (quarter ended December 31, 2001) and the lowest return for a quarter was -26.00% (quarter ended September 30, 1998). The Fund's year-to-date return as of June 30, 2002 was -9.67%.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                   5

[ICON] Key Facts


The table below compares the average annual total returns of the Fund's shares with those of the Russell 2000 Stock Index for the periods indicated. After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.


                                                                        Ten
Average Annual Total Returns (for the                                Years/Life
periods ended December 31, 2001)           One Year   Five Years      of Fund
------------------------------------------------------------------------------
 Merrill Lynch Small Cap Value
  Fund -- Class A
 Return Before Taxes*                        23.78%      17.69%      16.86%
------------------------------------------------------------------------------
 Merrill Lynch Small Cap Value
  Fund -- Class B
 Return Before Taxes*                        25.33%      17.55%      16.30%#
 Return After Taxes on Distributions*        23.23%      13.86%      12.96%#
 Return After Taxes on Distributions and
   Sale of Fund Shares*                      15.86%      12.91%      12.20%#
------------------------------------------------------------------------------
 Merrill Lynch Small Cap Value
   Fund -- Class C
 Return Before Taxes*                        28.32%      17.73%      18.15%+
------------------------------------------------------------------------------
 Merrill Lynch Small Cap Value
   Fund -- Class D
 Return Before Taxes*                        23.51%      17.40%      18.19%+
------------------------------------------------------------------------------
 Russell 2000 Stock Index** (reflects no
   deduction for fees, expenses or taxes):
 Return for Past One, Five and Ten Years      2.49%       7.52%      11.51%
 Return Since October 21, 1994                                       11.05%
------------------------------------------------------------------------------
*   Includes all applicable fees and sales charge.
** This unmanaged broad-based index is comprised of approximately 2,000 smaller-capitalization common stocks from various industrial sectors.
    Past performance is not predictive of future performance.
# This performance does not reflect the effect of the conversion of Class B shares to Class D shares after approximately eight years.
+   Class inception date is October 21, 1994.



6                   MERRILL LYNCH SMALL CAP VALUE FUND, INC.

UNDERSTANDING

EXPENSES


Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, that the Fund may charge:


Expenses paid directly by the shareholder:


Shareholder Fees -- these include sales charges that you may pay when you buy or sell shares of the Fund.


Expenses paid indirectly by the shareholder:


Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund.


Management Fee -- a fee paid to the Investment
Adviser for managing the Trust.


Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating financial advisers and other financial intermediaries, advertising and promotion.


Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.


Administrative Fees -- Fees paid to the Administrator for providing administrative services to the Fund.



FEES AND EXPENSES
------------------------------------------------------------------------------


The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor can help you with this decision.


This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.



Shareholder Fees (fees paid directly
from your investment)(a):                               Class A   Class B(b)  Class C   Class D
--------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on                5.25%(c)     None      None    5.25%(c)
  purchases (as a percentage of offering price)
--------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (as              None(d)     4.00%(c)  1.00%(c)  None(d)
  a percentage of original purchase price or
  redemption proceeds, whichever is lower)
--------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on                None         None      None     None
  Dividend Reinvestments
--------------------------------------------------------------------------------------------------
  Redemption Fee                                        None         None      None     None
--------------------------------------------------------------------------------------------------
  Exchange Fee                                          None         None      None     None
--------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses (expenses that are
deducted from your investment) (e):
--------------------------------------------------------------------------------------------------
Management Fee (f)                                      0.47%       0.47%     0.47%    0.47%
--------------------------------------------------------------------------------------------------
 Distribution and/or Service (12b-1) Fees (g)           None        1.00%     1.00%    0.25%
--------------------------------------------------------------------------------------------------
 Other Expenses(h) (including administrative fees(i))   0.52%       0.54%     0.55%    0.53%
--------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                    0.99%       2.01%     2.02%    1.25%
--------------------------------------------------------------------------------------------------

(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or sells shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares approximately eight years after you buy them and will no longer be subject to distribution fees.

(c) Some investors may qualify for reductions in or waivers of the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The fees and expenses shown in the table and the examples that follow include both the expenses of the Fund and the Fund's share of expenses of the Trust.

(f) The Trust pays the Investment Adviser a fee at the annual rate of 0.50% of the average daily net assets of the Fund for the first $1 billion; 0.475% of the average daily net assets from $1 billion to $1.5 billion; and 0.45% of the average daily net assets above $1.5 billion. For the fiscal year ended March 31, 2002, the fee payable to the Investment Adviser from the Trust was equal to 0.47% of the Fund's average daily net assets.

(g) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Trust. The Fund and the Trust reimburse the Investment Adviser or its affiliates for such services.

(i) Includes administrative fees, which are payable to the Investment Adviser by the Fund at the annual rate of 0.25% of the Fund's average daily net assets.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                   7

[ICON] Key Facts


Examples:



These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.


These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


EXPENSES IF YOU DID REDEEM YOUR SHARES:




                   1 Year       3 Years           5 Years          10 Years
------------------------------------------------------------------------------

Class A             $621          $824            $1,043           $1,674
------------------------------------------------------------------------------

Class B             $604          $931            $1,283           $2,144*
------------------------------------------------------------------------------

Class C             $305          $634            $1,088           $2,348
------------------------------------------------------------------------------

Class D             $646          $901            $1,175           $1,957
------------------------------------------------------------------------------


EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:


                   1 Year       3 Years           5 Years          10 Years
------------------------------------------------------------------------------

Class A             $621         $824             $1,043            $1,674
------------------------------------------------------------------------------

Class B             $204         $631             $1,083            $2,144*
------------------------------------------------------------------------------

Class C             $205         $634             $1,088            $2,348
------------------------------------------------------------------------------

Class D             $646         $901             $1,175            $1,957
------------------------------------------------------------------------------

* Assumes conversion to Class D shares approximately eight years after purchase. See note (b) to the Fees and Expenses Table.


8                   MERRILL LYNCH SMALL CAP VALUE FUND, INC.

Details About the Fund [ICON]


ABOUT THE PORTFOLIO
MANAGER


R. Elise Baum is the Senior Portfolio Manager of the Fund. Ms. Baum is primarily responsible for the day-to-day management of the Fund. Ms. Baum has been a Managing Director of the Investment Adviser since 2000 and was First Vice President of the Investment Adviser from 1999 to 2000, a Director from 1997 to 1999 and a Vice President from 1995 to 1997.


ABOUT THE INVESTMENT
ADVISER AND
ADMINISTRATOR


Fund Asset Management serves as the Investment
Adviser and the Administrator.


HOW THE FUND INVESTS
------------------------------------------------------------------------------


The Fund tries to choose investments for capital appreciation --that is, investments that will increase in value. The Fund will invest in a diversified portfolio primarily consisting of common stock of small and emerging growth companies. The Fund will, under normal circumstances, invest at least 65% of its assets in equity securities of small companies, and, effective July 31, 2002, invest at least 80% of its net assets in securities of small companies. In addition, the Fund may invest in securities of emerging growth companies. Equity securities consist of:


     o    Common stock

     o    Preferred stock

     o    Securities convertible into common stock

     o    Index securities which are based on a group of common stocks.

     o Derivative instruments, such as options and futures, the values of which are based on a common stock or group of common stocks


The Fund will primarily focus on investments in common stock.


The Fund's management chooses investments using a fundamental, value-oriented investment style. This means that the Fund seeks to invest in companies that the Fund's management believes to be undervalued. Fund management may consider a company's stock to be undervalued when the stock's current price is less than what the Fund believes a share of the company is worth. A company's worth can be assessed by several factors, such as financial resources, value of tangible assets, sales and earnings growth, rate of return on capital, product development, quality of management, and overall business prospects. A company's stock may become undervalued when most investors fail to perceive the company's strengths in one or more of these areas. Fund management may also determine a company is undervalued if its stock price is down because of temporary factors from which Fund management believes the company will recover. Additionally, management of the Fund may acquire the securities of companies that are in a particular industry or related industries or market segments together as a "basket" or group in a single transaction. The Fund may subsequently sell such "basket" as a unit or it may sell only selected securities and continue to hold other securities acquired in the "basket."


                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                   9

[ICON] Details About the Fund


The Fund may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Fund determines that the issuer no longer meets the criteria Fund management has established for the purchase of such securities or if Fund management thinks there is a more attractive investment opportunity in the same category.


Fund management seeks to invest in small companies that:


     o are trading at the low end of their historical price-book value or enterprise value-sales ratios

     o    have strong management

     o have particular qualities that affect the outlook for that company, such as strong research capabilities, new or unusual products or occupation of an attractive market niche

     o have the potential to increase earnings over an extended period of time


Fund management seeks to invest in emerging growth companies that:


     o occupy dominant positions in new, developing industries or have a significant market share in a large, fragmented industry or are relatively undervalued in the marketplace when compared to their favorable market potential

     o    have strong management

     o    have rapid growth rates or above-average returns on equity

     o demonstrate successful product development and marketing capabilities



Fund management also considers other factors, such as the level of competition in an industry or the extent of government regulation. The Fund may also purchase the stock of a company which has suffered a recent earnings decline if Fund management believes that the decline is temporary or cyclical and will not significantly affect the company's long term growth.



10                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

Volatility -- the frequency and amount of changes to the Fund's net asset value.


Short Sale -- a transaction in which the Fund sells a security it does not own in anticipation of a decline in the market price of that security.


Small and emerging growth companies may include unseasoned issuers or companies that have limited product lines or markets, may depend on a smaller number of key personnel and may be less financially secure than larger, more established companies. In addition, small and emerging growth companies' securities generally trade in lower volumes and are subject to greater, less predictable price changes than the securities of more established companies. Because of these factors, the Fund is not intended as a complete investment program but is designated for long term investors seeking to diversify their investments and who are prepared to experience above-average volatility.


The Fund also may, as a temporary defensive measure, and without limitation, hold assets in other types of securities, including non-convertible preferred stock and debt securities, U.S. Government and money market securities, including repurchase agreements or cash, in such proportions as the Investment Adviser may determine. Normally, a portion of the Fund's assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short term investments and temporary defensive positions can be easily sold and have limited risk of loss but may limit the Fund's ability to achieve its investment objective.


The Fund has no stated minimum holding period for investments, and will buy or sell securities whenever the Fund's management sees an appropriate opportunity.


The Fund may also lend its portfolio securities.


The Fund may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When the Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.


The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Fund will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                 11

100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security, regarding payment over any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.


The Fund will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.


The Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.


INVESTMENT RISKS
------------------------------------------------------------------------------


This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.


The Fund's principal risks are small cap and emerging growth securities risk, market risk and selection risk.


Small Cap and Emerging Growth Securities Risk --Small cap or emerging growth companies may include unseasoned issuers or companies that have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Fund's investment in a small cap or emerging growth company may lose substantial value.


The securities of small cap and emerging growth companies generally trade in lower volumes and are subject to greater and less predictable price changes than the securities of larger, more established companies. These securities may also be purchased by the Fund in initial public offerings. Securities purchased in initial public offerings can produce gains that positively affect Fund performance during any given period, but such securities may not be available during other periods or even if they are available, may not be


12                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

[ICON] Details About the Fund


available in sufficient quantity to have a meaningful impact on Fund performance. They may also, of course, produce losses. Investing in smaller and emerging growth companies requires a long term view.


Market Risk and Selection Risk --Market risk is the risk that a stock market in one or more countries in which the Fund invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the stock markets, the relevant indices or other funds with similar investment objectives and investment strategies.


The Fund also may be subject, to a lesser extent, to the following risks.


Convertibles --Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.


Illiquid Securities --The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value. The risk that a security will become illiquid is greater for small cap securities.


Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.


Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if the Investment Adviser receives material adverse nonpublic information about the issuer, the Fund will not be able to sell the securities.


                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                 13

Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.


Derivatives -- The Fund may use derivative instruments, including options on portfolio positions or currencies, financial and currency futures, options on such futures and forward foreign currency transactions. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), a currency or an index such as Standard & Poor's 500 Index. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:


     o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

     o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

     o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

     o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


Hedging -- The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also


14                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

[ICON]   Details About the Fund


involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.


There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.


Foreign Market Risk -- Since the Fund may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.


     o The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain of these economies may rely heavily on particular industries or foreign capital and may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

     o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

     o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Fund's ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund's operations.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                  15

     o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

     o Because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

     o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Fund's assets may be uninvested and not earning returns. The Fund may miss investment opportunities or be unable to sell an investment because of these delays.


Emerging Markets Risk --The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors.


In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.


Many emerging markets have histories of political instability and abrupt changes in policies. As a result their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign



16                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

[ICON]   Details About the Fund


investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economics and securities markets, which may impair investment and economic growth.


Securities Lending -- The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.


Borrowing and Leverage Risk -- The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, options.



STATEMENT OF ADDITIONAL INFORMATION
------------------------------------------------------------------------------


If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.


                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                  17

Your Account [ICON]


MERRILL LYNCH SELECT PRICING(SM) SYSTEM
------------------------------------------------------------------------------


The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor or other financial intermediary can help you determine which share class is best suited to your personal financial goals.


For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.


Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.


If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.


The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of the Investment Adviser.


18                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                                Class A                      Class B                 Class C                   Class D
-----------------------------------------------------------------------------------------------------------------------------------
Availability             Limited to certain           Generally available     Generally available         Generally available
                         investors including:         through Merrill         through Merrill             through Merrill
                                                      Lynch. Limited          Lynch. Limited              Lynch.Limited
                         o Current Class A            availability through    availability through        availability theough
                           shareholders               selected securities     selected securites          selected securites
                                                      dealers and other       dealers and other           dealers and other
                         o Certain Retirement         financial               financial                   financial
                            Plans                     intermediaries.         ntermediaries.              intermediaries.

                         o Participants in certain
                           Merrill Lynch-sponsored
                           programs

                         o Certain affiliates of
                           Merrill Lynch, selected
                           securities dealers and
                           other financial
                           intermediaries.
-----------------------------------------------------------------------------------------------------------------------------------
Initial Sales Charge?    Yes. Payable at time of      No. Entire purchase     No. Entire purchase         Yes. Payable at time of
                         purchase. Lower sales        price is invested in    price is invested in        purchase. Lower sales
                         charges available for        shares of the Fund.     shares of the Fund.         charges available for
                         larger investments.                                                              larger investments.
-----------------------------------------------------------------------------------------------------------------------------------
Deferred Sales           No. (May be charged          Yes. Payable if you     Yes. Payable if you         No. (May be charged
Charge?                  for purchases over           redeem within six       redeem within one           for purchases over
                         $1 million that are          years of purchase.      year of purchase.           $1 million that are
                         redeemed within one                                                              redeemed within one
                         year.)                                                                           year.)
-----------------------------------------------------------------------------------------------------------------------------------
Account Maintenance and  No.                          25% Account             25% Account                 25% Account
Distribution Fees?                                    Maintenance Fee.        Maintenance Fee.            Maintenance Fee. No
                                                      0.75% Distribution      0.75% Distribution          Distribution Fee.
                                                      Fee.                    Fee.
-----------------------------------------------------------------------------------------------------------------------------------
Conversion to Class D    No.                          Yes, automatically                                  N/A
shares?                                               after approximately
                                                      eight years.
-----------------------------------------------------------------------------------------------------------------------------------




                                           MERRILL LYNCH SMALL CAP VALUE FUND, INC.                                             19

[ICON] Your Account


Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer
Select Pricing(SM) options.



Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM)
System funds that you agree to buy within a 13 month period. Certain restrictions apply.


Class A and Class D Shares --Initial Sales Charge Options


If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table. Securities dealers' compensation is shown in the last column.




                                                        Dealer
                      As a % of       As a % of      Compensation
                      Offering          Your           as a % of
Your Investment        Price        Investment*      Offering Price
-------------------------------------------------------------------
Less than $25,000      5.25%           5.54%            5.00%
-------------------------------------------------------------------
$25,000 but less       4.75%           4.99%            4.50%
than $50,000
-------------------------------------------------------------------
$50,000 but less       4.00%           4.17%            3.75%
than $100,000
-------------------------------------------------------------------
$100,000 but less      3.00%           3.09%            2.75%
than $250,000
-------------------------------------------------------------------
$250,000 but less      2.00%           2.04%            1.80%
than $1,000,000
-------------------------------------------------------------------
$1,000,000 and over**  0.00%           0.00%            0.00%
-------------------------------------------------------------------

*   Rounded to the nearest one-hundredth percent.

** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer-sponsored retirement or savings plans.


No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.


A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:


     o    Purchases under a Right of Accumulation or Letter of Intent

     o    Merrill Lynch Blueprint(SM) Program participants

     o    TMA(SM) Managed Trusts

     o    Certain Merrill Lynch investment or central asset accounts

     o    Certain employer-sponsored retirement or savings plans



20                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

     o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

     o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

     o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates


Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.


If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.


If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or contact the Fund's Transfer Agent at 1-800-MER-FUND.


Class B and Class C Shares -- Deferred Sales Charge Options


If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.


                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                  21

------------------------------------------------------------------------------

[ICON] Your Account


Class B Shares


If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:


        Years Since Purchase        Sales Charge*
        ----------------------------------------------
        0 - 1                         4.00%
        ----------------------------------------------
        1 - 2                         4.00%
        ----------------------------------------------
        2 - 3                         3.00%
        ----------------------------------------------
        3 - 4                         3.00%
        ----------------------------------------------
        4 - 5                         2.00%
        ----------------------------------------------
        5 - 6                         1.00%
        ----------------------------------------------
        6 and after                   0.00%
        ----------------------------------------------


* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired by dividend reinvestment are not subject to a deferred sales charge. For shares acquired before June 1, 2001, the four-year deferred sales charge schedule in effect at that time will apply. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another Merrill Lynch fund, the higher charge will apply.


The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:


     o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

     o Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, certain group plans participating in the Merrill Lynch Blueprint(SM) Program and certain retirement plan rollovers

     o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held

     o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate



22                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

     o Withdrawals through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established


Your Class B shares convert automatically into Class D shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.


Different conversion schedules may apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.


Class C Shares


If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.


Class C shares do not offer a conversion privilege.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                 23

[ICON] Your Account


HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
------------------------------------------------------------------------------


The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.


Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.



24                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

If You Want to      Your Choices                                         Information Important for You to Know
-------------------------------------------------------------------------------------------------------------------------------
Buy Shares          First, select the share class           Refer to the Merrill Lynch Select Pricing table on
                    appropriate for you                     page 19. Be sure to read this prospectus carefully.

                ---------------------------------------------------------------------------------------------------------------
                    Next, determine the amount of           The minimum initial investment for the Fund is $1,000 for
                    your investment                         all accounts except:

                                                               o  $250 for certain Merrill Lynch fee-based programs

                                                               o  $100 for retirement plans

                                                            (The minimums for initial investments may be waived
                                                            under certain circumstances.)
                ---------------------------------------------------------------------------------------------------------------
                Have your Merrill Lynch                     The price of your shares is based on the next calculation of
                Financial Advisor, selected                 net asset value after your order is placed. Any purchase
                securities dealer or other                  orders placed prior to the close of business on the New
                financial intermediary submit               York Stock Exchange (generally 4:00 p.m. Eastern time)
                your purchase order                         be priced at the net asset value determined that day.
                                                            Certain financial intermediaries, however, may require
                                                            submission of orders prior to that time.

                                                            Purchase orders placed after that time will be priced at the net asset value determined on the next business day. The
                                                            Fund may reject any order to buy shares and may suspend the sale of shares at any time. Selected securities dealers or other financial intermediaries, including Merrill Lynch, may charge a processing fee to confirm a purchase. Merrill Lynch currently charges a fee of $5.35. The fees charged by other securities dealers or other financial intermediaries may be higher or lower.
                ---------------------------------------------------------------------------------------------------------------
                Or contact the Transfer Agent               To purchase shares directly, call the Transfer Agent at
                                                            1-800-MER-FUND and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this Prospectus.
                ---------------------------------------------------------------------------------------------------------------
Add to Your     Purchase additional shares                  The minimum investment for additional purchases is
Investment                                                  generally $50 except that retirement plans have a
                                                            minimum additional purchase of $1 and certain programs, such as automatic investment plans, may have higher minimums.

                                                            (The minimums for additional purchases may be waived under certain circumstances.)
                ---------------------------------------------------------------------------------------------------------------
                Acquire additional shares                   All dividends are automatically reinvested without a sales
                through the automatic dividend              reinvestment plan charge.
                ---------------------------------------------------------------------------------------------------------------
                Participate in the automatic                You may invest a specific amount in the Fund on a periodic
                investment plan                             basis through certain Merrill Lynch investment accounts or central asset accounts.
-------------------------------------------------------------------------------------------------------------------------------



                                      MERRILL LYNCH SMALL CAP VALUE FUND, INC.                                               25

[ICON] Your Account

If You Want to         Your Choices                           Information Important for You to Know
-------------------------------------------------------------------------------------------------------------------------------
Transfer Shares to     Transfer to a participating            You may transfer your Fund shares only to another
Another Selected       selected securities dealer or other    selected securities dealer or other financial intermediary
Securities Dealer      financial intermediary                 intermediary that has entered into an agreement with the
or Other Financial                                            Distributor. Certain shareholder services may not be or
Intermediary                                                  available for the transferred shares. You may only
                                                              purchase additional shares of funds previously owned
                                                              before the transfer. All future trading of these assets
                                                              must be coordinated by the receiving firm.
                       --------------------------------------------------------------------------------------------------------
                       Transfer to a non-participating        You must either:
                       securities dealer or other
                       financial intermediary                    o  Transfer your shares to an account with the Transfer
                                                                    Agent; or

                                                                 o  Sell your shares, paying any applicable deferred sales
                                                                    charge.
-------------------------------------------------------------------------------------------------------------------------------
Sell Your Shares       Have your Merrill Lynch                The price of your shares is based on the next calculation
                       Financial Advisor,selected             of net asset value after your order is placed. For your
                       securities dealer or other             redemption request to be priced at the net asset value on
                       financial intermediary submit          the day of your request, you must submit your request to
                       your sales order                       your securities dealer or other financial intermediary
                                                              prior to that day's close of business on the New York
                                                              Stock Exchange (generally 4:00 p.m. Eastern time). Certain financial intermediaries may require submission of orders
                                                              prior to that time. Any redemption request placed after
                                                              that time will be priced at the net asset value at the
                                                              close of business on the next business day.

                                                              Selected securities dealers or other financial
                                                              intermediaries, including Merrill Lynch, may charge a fee
                                                              to process a redemption of shares. Merrill Lynch currently charges a fee of $5.35. No processing fee is charged if
                                                              you redeem shares directly through the Transfer Agent. The fees charged by other securities dealers or financial
                                                              intermediaries may be higher or lower. The Fund may reject an order to sell shares under certain circumstances.
                       --------------------------------------------------------------------------------------------------------
                       Sell through the Transfer Agent        You may sell shares held at the Transfer Agent by writing
                                                              to the Transfer Agent at the address on the inside back
                                                              cover of this prospectus. All shareholders on the account
                                                              must sign the letter. A signature guarantee will generally be required but may be waived in certain limited
                                                              circumstances. You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union,
                                                              savings and loan association, national securities exchange and registered securities association. A notary public
                                                              seal will not be acceptable. If you hold stock
                                                              certificates, return the certificates with the letter. The
                                                              Transfer Agent will normally mail redemption proceeds
                                                              within seven days following receipt of a properly
                                                              completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your
                                                              proceeds. This delay will usually not exceed ten days.

                                                              You may also sell shares held at the Transfer Agent by
                                                              telephone request if the amount being sold is less than
                                                              $50,000 and if certain other conditions are met. Contact
                                                              the Transfer Agent at 1-800-MER-FUND for details.
----------------------------------------------------------------------------------------------------------------------------------



26                                      MERRILL LYNCH SMALL CAP VALUE FUND, INC.

If You Want to         Your Choices                           Information Important for You to Know
-------------------------------------------------------------------------------------------------------------------------------
Sell Shares            Participate in the Fund's              You can choose to receive systematic payments from
Systematically         Systematic Withdrawal Plan             your Fund account either by check or through direct
                                                              deposit to your bank account on a monthly or quarterly
                                                              basis. If you hold your Fund shares in a Merrill Lynch
                                                              CMA(R), CBA(R) or Retirement Account you can arrange for
                                                              systematic redemptions of a fixed dollar amount on a
                                                              monthly, bi-monthly, quarterly, semi-annual or annual
                                                              basis, subject to certain conditions. Under either method
                                                              you must have dividends automatically reinvested. For
                                                              Class B and Class C shares your total annual withdrawals
                                                              cannot be more than 10% per year of the value of your
                                                              shares at the time your plan is established. The deferred
                                                              sales charge is waived for systematic redemptions. Ask
                                                              your Merrill Lynch Financial Advisor or other financial
                                                              intermediary for details.
-------------------------------------------------------------------------------------------------------------------------------
Exchange Your          Select the fund into which you         You can exchange your shares of the Fund for shares of
Shares                 want to exchange. Be sure to read      many other Merrill Lynch mutual funds. You must have
                       that fund's prospectus                 held the shares used in the exchange for at least 15
                                                              calendar days before you can exchange to another fund.

                                                              Each class of Fund shares is generally exchangeable for
                                                              shares of the same class of another fund. If you own Class
                                                              A shares and wish to exchange into a fund in which you
                                                              have no Class A shares, you will exchange into Class D
                                                              shares.

                                                              Some of the Merrill Lynch mutual funds impose a different
                                                              initial or deferred sales charge schedule. If you exchange
                                                              Class A or Class D shares for shares of a fund with a
                                                              higher initial sales charge than you originally paid, you
                                                              will be charged the difference at the time of exchange. If you exchange Class B shares for shares of a fund with a
                                                              different deferred sales charge schedule, the higher
                                                              schedule will generally apply. The time you hold Class B
                                                              or Class C shares in both funds will count when
                                                              determining your holding period for calculating a deferred sales charge at redemption. If you exchange Class A or
                                                              Class D shares for money market fund shares, you will
                                                              receive Class A shares of Summit Cash Reserves Fund. Class
                                                              B or Class C shares of the Fund will be exchanged for
                                                              Class B shares of Summit. To exercise the exchange
                                                              privilege contact your Merrill Lynch Financial Advisor,
                                                              selected securities dealer or other financial intermediary or call the Transfer Agent at 1-800-MER-FUND.

                                                              Although there is currently no limit on the number of
                                                              exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.
-------------------------------------------------------------------------------------------------------------------------------

Short-term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading may have been disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                 27

[ICON] Your Account


Net Asset Value --the market value of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.


HOW SHARES ARE PRICED
------------------------------------------------------------------------------


When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem Fund shares.


The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.


Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.


PARTICIPATION IN MERRILL LYNCH FEE-BASED PROGRAMS
------------------------------------------------------------------------------


If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.



28                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

Dividends -- Ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.


You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to Distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.


If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value.


However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.


Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.


DIVIDENDS AND TAXES
------------------------------------------------------------------------------


The Fund will distribute net investment income and net realized capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Although this can not be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates depending, in part, on how long the Fund has held the assets sold.


You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your



                   ERRILL LYNCH SMALL CAP VALUE FUND, INC.                  29

[ICON] Your Account


"BUYING A DIVIDEND"


Unless your investment is in a tax deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.


shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.


If you are neither a lawful permanent resident nor a citizen of the U.S. or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of the excess of net short term capital gains over net long term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.


Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.


By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.


This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.



30                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

Management of the Fund [ICON]


FUND ASSET MANAGEMENT
------------------------------------------------------------------------------

Fund Asset Management, the Trust's Investment Adviser, manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Trust. The Trust pays the Investment Adviser an investment advisory fee at the annual rate of 0.50% of the average daily net assets of the Trust for the first $1 billion; 0.475% of the average daily net assets from $1 billion to $1.5 billion; and 0.45% of the average daily net assets above $1.5 billion. For the fiscal year ended March 31, 2002, the Investment Adviser received a fee equal to 0.47% of the Fund's average daily net assets. The Fund pays the Investment Adviser an administrative fee at the annual rate of 0.25% of the average daily net assets of the Fund.


Fund Asset Management was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $498 billion in investment company and other portfolio assets under management as of June 2002.


MASTER/FEEDER STRUCTURE
------------------------------------------------------------------------------


The Fund is a "feeder" fund that invests all of its assets in the Trust. (Except where indicated, this Prospectus uses the term "Fund" to mean this feeder fund and the Trust taken together). Investors in the Fund will acquire an indirect interest in the Trust.


The Trust may accept investments from other feeder funds, and all the feeders of the Trust bear the portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow.


However, each feeder fund can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder fund could offer access to the Trust on more attractive terms, or could experience better performance, than another feeder fund.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                  31

[ICON] Management of the Fund


Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the master portfolio.


The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.



32                MERRILL LYNCH SMALL CAP VALUE FUND, INC.

FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------


The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. These periods include operations prior to the change to a "master/feeder" structure. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report which is available upon request.


                                                Class A                                              Class B
                          ---------------------------------------------------  -----------------------------------------------------
                                     For the Year Ended March 31,                         For the Year Ended March 31,
                          ---------------------------------------------------  -----------------------------------------------------
Increase (Decrease) in

Net Asset Value:              2002      2001+++    2000      1999      1998        2002       2001+++     2000      1999      1998
------------------------------------------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
------------------------------------------------------------------------------------------------------------------------------------
Net asset value,
beginning of year            $19.81    $22.87    $16.27    $22.03    $17.59        $18.44     $21.59    $15.37    $21.03    $16.91
------------------------------------------------------------------------------------------------------------------------------------
Investment income
(loss) -- net+                 (.01)      .06      (.02)     (.02)     (.03)         (.22)      (.15)     (.21)     (.20)     (.23)
------------------------------------------------------------------------------------------------------------------------------------
Realized and unrealized
gain (loss) on
investments and from the
Trust -- net                   5.84      1.23      8.84     (4.66)     7.20          5.67       1.15      8.35     (4.43)     6.90
------------------------------------------------------------------------------------------------------------------------------------
Total from investment
operations                     5.83      1.29      8.82     (4.68)     7.17          5.45       1.00      8.14     (4.63)     6.67
------------------------------------------------------------------------------------------------------------------------------------
Less distributions from
realized gain on
investments -- net            (1.06)    (4.35)    (2.22)    (1.08)    (2.73)        (1.15)     (4.15)    (1.92)    (1.03)    (2.55)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value,
end of year                  $24.58    $19.81    $22.87    $16.27    $22.03        $22.74     $18.44    $21.59    $15.37    $21.03
------------------------------------------------------------------------------------------------------------------------------------
Total Investment Return:*
------------------------------------------------------------------------------------------------------------------------------------
Based on net asset
value per share               31.56%     6.39%    57.29%   (22.17)%   43.18%        30.22%      5.26%    55.72%   (22.96)%   41.72%
------------------------------------------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
------------------------------------------------------------------------------------------------------------------------------------
Expenses++                      .99%     1.04%     1.08%     1.08%     1.02%         2.01%      2.06%     2.11%     2.10%     2.05%
------------------------------------------------------------------------------------------------------------------------------------
Investment income
(loss) -- net                  (.03)%     .27%     (.12)%    (.10)%    (.13)%       (1.04)%     (.75)%   (1.14)%   (1.12)%   (1.16)%
------------------------------------------------------------------------------------------------------------------------------------
Supplemental Data:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)           $1,259,688  $648,806  $491,855  $276,957  $396,198    $1,003,961   $563,316  $511,780  $378,610  $611,364
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover            54.14%## 42.30%#   89.18%    57.82%     67.02%        54.14%##   42.30%#   89.18%    57.82%    67.02%
------------------------------------------------------------------------------------------------------------------------------------

*   Total investment returns exclude the effects of sales charges.

+   Based on average shares outstanding.

++  Includes the Fund's share of the Trust's allocated expenses.

+++ On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in Master Small Cap Value Trust, a mutual fund that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure.

 # Portfolio turnover for the Trust for the period September 1, 2000 (commencement of operations of the Trust) to March 31, 2001.

##  Portfolio turnover for the Trust.



                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.                   33

[ICON] Management of the Fund


FINANCIAL HIGHLIGHTS (concluded)
-------------------------------------------------------------------------------


                                         Class C                                            Class D
                        ------------------------------------------------  --------------------------------------------------

                                  For the Year Ended March 31,                       For the Year Ended March 31,
                        ------------------------------------------------  --------------------------------------------------
Increase (Decrease) in
Net Asset Value:           2002       2001+++    2000     1999     1998      2002       2001+++     2000     1999      1998
------------------------------------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
------------------------------------------------------------------------------------------------------------------------------
Net asset value,
beginning of year         $18.13       $21.32    $15.21    $20.83   $16.77    $19.73      $22.80     $16.19   $21.97    $17.56
------------------------------------------------------------------------------------------------------------------------------
Investment income
(loss) -- net+              (.23)        (.15)     (.21)     (.20)    (.23)     (.07)        --#       (.07)    (.06)     (.08)
------------------------------------------------------------------------------------------------------------------------------
Realized and
unrealized
gain (loss) on
investments and from
the Trust -- net            5.58         1.14      8.25     (4.38)    6.84      6.08        1.23       8.82    (4.65)     7.18
------------------------------------------------------------------------------------------------------------------------------
Total from investment
operations                  5.35          .99      8.04     (4.58)    6.61      6.01        1.23       8.75    (4.71)     7.10
------------------------------------------------------------------------------------------------------------------------------
Less distributions from
realized gain on           (1.18)       (4.18)    (1.93)    (1.04)   (2.55)    (1.29)      (4.30)     (2.14)   (1.07)    (2.69)
investments -- net
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of
year                      $22.30       $18.13    $21.32    $15.21   $20.83    $24.45      $19.73     $22.80   $16.19    $21.97
------------------------------------------------------------------------------------------------------------------------------
Total Investment
Return:*
------------------------------------------------------------------------------------------------------------------------------
Based on net asset
value
per share                  30.23%        5.29%    56.98%   (22.99)%  41.74%    31.17%       6.11%     56.98%  (22.37)%   42.80%
------------------------------------------------------------------------------------------------------------------------------
Ratios to Average Net
Assets:
------------------------------------------------------------------------------------------------------------------------------
Expenses++                  2.02%        2.08%     2.12%     2.12%    2.06%     1.25%       1.30%      1.33%    1.33%     1.27%
------------------------------------------------------------------------------------------------------------------------------
Investment loss -- net     (1.11)%       (.75)%   (1.16)%   (1.14)%  (1.17)%    (.30)%      (.02)%     (.37)%   (.35)%    (.39)%
------------------------------------------------------------------------------------------------------------------------------
Supplemental Data:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)          $504,537     $140,610   $67,390   $38,249  $70,159  $467,733    $198,094   $151,650  $82,279  $114,183
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover         54.14%###    42.30%##  89.18%    57.82%   67.02%    54.14%###   42.30%##   89.18%   57.82%    67.02%
------------------------------------------------------------------------------------------------------------------------------

*    Total investment returns exclude the effects of sales charges.

+    Based on average shares outstanding.

++   Includes the Fund's share of the Trust's allocated expenses.

+++ On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in Master Small Cap Value Trust, a mutual fund that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure.

  #  Amount is less than $.01 per share.

 ## Portfolio turnover for the Trust for the period September 1, 2000 (commencement of operations of the Trust) to March 31, 2001.

###  Portfolio turnover for the Trust.



34                  MERRILL LYNCH SMALL CAP VALUE FUND, INC.

                                          POTENTIAL
                                          INVESTORS
            [1]                                                           [2]

                                Open an account (two options).
        MERRILL LYNCH                                             TRANSFER AGENT
      FINANCIAL ADVISOR
     OR SECURITIES DEALER                                  Financial Data Services, Inc.
  Advises shareholders on
  their Fund investments.                                     ADMINISTRATIVE OFFICES
                                                            4800 Deer Lake Drive East
                                                         Jacksonville, Florida 32246-6484

                                                                   MAILING ADDRESS
                                                                   P.O. Box 45289
                                                         Jacksonville, Florida 32232-5289

                                                             Performs recordkeeping and
                                                                   reporting services.
                                         DISTRIBUTOR

                                   FAM Distributors, Inc.
                                         P.O. Box 9081
                                    Princeton, New Jersey
                                         08543-9081

                                  Arranges for the sale of
                                        Fund shares.

          COUNSEL                         THE FUND                        CUSTODIAN

Sidley Austin Brown & Wood LLP          The Board of                The Bank of New York
             LLP                     Directors/Trustees              15 Broad Street
     787 Seventh Avenue                 oversees the                     7th Floor
New York, New York 10019-6018         Fund and the Trust         New York, New York 10286


Provides legal advice to the                                      Holds the Fund's assets
             Fund.                                                    for safekeeping.

    INDEPENDENT AUDITORS            ACCOUNTING SERVICES                 INVESTMENT
                                         PROVIDER                        ADVISER
    Deloitte & Touche LLP
 Two World Financial Center          State Street Bank          Fund Asset Management, L.P.
New York, New York 10281-1008        and Trust Company
                                                                  ADMINISTRATIVE OFFICES
     Audits the financial           500 College Road East         800 Scudders Mill Road
       statements of the          Princeton, New Jersey 08540   Plainsboro, New Jersey 08536
       Fund on behalf of
       the shareholders.          Provides certain accounting          MAILING ADDRESS
                                     services to the Fund.               P.O. Box 9011
                                                                Princeton, New Jersey 08543-9011

                                                                      TELEPHONE NUMBER
                                                                       1-800-MER-FUND

                                                                 Manages the Fund's day-to-day
                                                                        activities.

                        MERRILL LYNCH SMALL CAP VALUE FUND, INC.

[ICON] For More Information


Shareholder Reports


Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.
You may obtain these reports at no cost by calling
1-800-MER-FUND.


The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other financial intermediary, or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial
Advisor, other financial intermediary or the Transfer
Agent at 1-800-MER-FUND.


Statement of Additional Information


The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc.,
P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.


Contact your Merrill Lynch Financial Advisor or other financial intermediary, or contact the Fund, at the telephone number or address indicated above, if you have any questions.


Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington,
D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following E-mail address:
publicinfo@sec.gov or writing the Public Reference
Section of the SEC, Washington, D.C. 20549-0102.


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN
THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU
WITH INFORMATION THAT IS DIFFERENT FROM INFORMATION
CONTAINED IN THIS PROSPECTUS.


Investment Company Act file #811-2809
Code #10055-07-02
(C)Fund Asset Management, L.P.


[LOGO] Merrill Lynch Investment Managers


Prospectus


July 25, 2002


Merrill Lynch Small Cap Value
Fund, Inc.


This Prospectus contains information you should know before investing, including information about risks.
Please read it before you invest and keep it for future reference.


The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


www.mlim.ml.com


         STATEMENT OF ADDITIONAL INFORMATION


      Merrill Lynch Small Cap Value Fund, Inc.


P.O. Box 9011, Princeton, New Jersey 08543-9011 * Phone No. (609) 282-2800


              ------------------------


   Merrill Lynch Small Cap Value Fund, Inc. (the "Fund") is a diversified, open-end investment company that seeks long-term growth of capital by investing in a diversified portfolio of securities, primarily common stocks, of relatively small companies that management of the Fund believes have special investment value and emerging growth companies regardless of size. Current income is not a factor in management's selection of companies in which the Fund will invest.


   The Fund is a "feeder" fund that invests all of its assets in the Master Small Cap Value Trust (the "Trust") which has the same investment objective as the Fund. All investments are made at the Trust level. The Fund's investment results correspond directly to the investment results of the Trust. There can be no assurance that the Fund will achieve its investment objective. For more information on the Fund's investment objective and policies, see "Investment Objective and Policies."


   Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."


   This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated July 25, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-MER-FUND or your Merrill Lynch Financial Advisor, or by writing to the Fund at the address listed above. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.


                           ------------------------

                  Fund Asset Management --Investment Adviser
                     FAM Distributors, Inc. --Distributor

                           ------------------------


The date of this Statement of Additional Information is July 25, 2002.

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Investment Objective and Policies                                             2
  Description of Certain Investments                                          3
  Investment in Foreign Issuers                                               6
  Derivatives                                                                 7
  Other Investment Policies and Practices                                    11
  Suitability                                                                11
  Investment Restrictions                                                    12
  Portfolio Turnover                                                         14
Management of the Fund                                                       14
  Directors/Trustees and Officers                                            14
  Compensation of Directors/Trustees                                         17
  Management and Advisory Arrangements                                       17
  Code of Ethics                                                             21
Purchase of Shares                                                           21
  Initial Sales Charge Alternatives -- Class A and Class D Shares            22
  Reduced Initial Sales Charges                                              23
  Deferred Sales Charge Alternatives -- Class B and Class C Shares           25
  Closed-End Fund Reinvestment Options                                       28
  Distribution Plans                                                         29
  Limitations on the Payment of Deferred Sales Charges                       30
Redemption of Shares                                                         31
  Redemption                                                                 32
  Repurchase                                                                 33
  Reinstatement Privilege -- Class A and Class D Shares                      33
Pricing of Shares                                                            33
  Determination of Net Asset Value                                           33
  Computation of Offering Price Per Share                                    35
Portfolio Transactions and Brokerage                                         35
  Transactions in Portfolio Securities                                       35
Shareholder Services                                                         38
  Investment Account                                                         38
  Exchange Privilege                                                         39
  Fee-Based Programs                                                         41
  Retirement and Education Savings Plans                                     41
  Automatic Investment Plans                                                 41
  Automatic Dividend Reinvestment Plan                                       42
  Systematic Withdrawal Plan                                                 42
Dividends and Taxes                                                          43
  Dividends                                                                  43
  Taxes                                                                      43
  Tax Treatment of Options, Futures and Forward Foreign
    Exchange Transactions                                                    45
  Special Rules for Certain Foreign Currency Transactions                    45
Performance Data                                                             46
General Information                                                          48
  Description of Shares                                                      48
  Independent Auditors                                                       49
  Accounting Services Provider                                               49
  Custodian                                                                  49
  Transfer Agent                                                             50
  Legal Counsel                                                              50
  Reports to Shareholders                                                    50
  Shareholder Inquiries                                                      50
  Additional Information                                                     50
Financial Statements                                                         50

                      INVESTMENT OBJECTIVE AND POLICIES

   The investment objective of the Fund is to seek long-term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that management of the Fund believes have special investment value and emerging growth companies regardless of size. Current income is not a factor in the selection of securities. The Fund is intended to provide an opportunity for investors who are not ordinarily in a position to perform the specialized type of research or analysis involved in investing in small and emerging growth companies and to invest sufficient assets in such companies to provide wide diversification.


   In attempting to achieve its investment objective, the Fund may employ various investment strategies. Management seeks to identify those companies that can show significant and sustained increases in earnings over an extended period of time. This strategy focuses on the long-range view of a company's prospects, primarily through fundamental analysis of its management, financial structure, product development, marketing ability and other relevant factors. Management anticipates applying such a strategy of fundamental analysis to small and emerging growth companies.


   Management also may seek to identify companies that can show favorable investment potential through analysis of the economy and the financial markets. This strategy focuses on the long-range view of a company's market valuation, primarily through analysis of economic trends, valuation models, market statistics and other quantitative factors applicable to specific companies, industries or economic sectors.


   While it is the policy of the Fund generally not to engage in trading for short-term gains, the management will effect portfolio transactions without regard to holding period if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions.


   Additionally, management of the Fund may, from time to time, identify a number of companies that it believes share favorable investment potential. These companies are often in a particular industry or related industries or market segments. At times, the Fund may acquire the securities of such companies together as a "basket" or group in a single transaction. The Fund may subsequently sell such "basket" as a unit or it may sell only selected securities and continue to hold other securities acquired in the "basket."


   The Fund may also acquire or dispose of "baskets" of securities as a means of rapidly increasing or decreasing exposure to the markets in response to the Fund's cash flow (primarily, the effects of net purchases or net redemptions of the Fund's shares). These "baskets" may be comprised of securities selected solely because their aggregate volatility appears to substantially correlate to the volatility of the markets (or a portion of the markets) in which the Fund invests, although the Fund may continue to hold particular securities included in such a "basket" based on their favorable investment potential.


   The Fund is a "feeder" fund that invests all of its assets in Master Small Cap Value Trust (the "Trust"), which has the same investment objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the Trust. It also uses the term "Board of Directors" to include the Board of Trustees. There can be no assurance that the investment objective of the Fund or the investment objective of the Trust will be realized. The investment objective of the Fund is a fundamental policy of the Fund and may not be changed without the approval of a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The investment objective of the Trust is a fundamental policy of the Trust and may not be changed without the approval of a majority of the Trust's outstanding voting securities as defined in the Investment Company Act. Please see "How the Fund Invests" and "Investment Risks" in the Prospectus for information with respect to the Fund's and the Trust's investment objective and policies.


   Management believes that while the companies in which it invests present above-average risks, properly selected companies of this type also have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Fund should be considered as a long term investment and not as a vehicle for seeking short term profits. Because of its focus on small cap and emerging growth equity securities, the Fund should be considered as a vehicle for diversification and not as a complete investment program.

Description of Certain Investments


   Temporary Investments. The Fund reserves the right, as a temporary defensive measure, to invest, without limitation, in other types of securities, including non-convertible preferred stocks and debt securities, U.S. Government and money market securities, including repurchase agreements or cash ("Temporary Investments"). Under certain adverse investment conditions, the Fund may restrict the markets in which its assets will be invested and may increase the proportion of assets invested in Temporary Investments. Investments made for defensive purposes will be maintained only during periods in which the Investment Adviser determines that economic or financial conditions are adverse for holding or being fully invested in equity securities. A portion of the Fund's assets normally would be held in Temporary Investments in anticipation of investment in equity securities or to provide for possible redemptions.


   Securities of Small or Emerging Growth Companies. Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of small or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.


   While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in small or emerging growth companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.


   Certain securities in which the Fund invests will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Fund of portfolio securities to meet redemptions or otherwise may require the Fund to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.


   While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.


   Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Fund believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. The Fund may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the Fund.


   Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.


   Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls regulations or litigation.

   Convertible Securities. Convertible securities entitle the holder to receive interest payments on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.


   The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.


   In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.


   Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described herein, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.



   Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.


   To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.


   Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.


   Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.


   The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.


   144A Securities. The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Board. The Board of Directors has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Directors will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.


   Repurchase Agreements. As a temporary investment, the Fund may invest in securities pursuant to repurchase agreements. U.S. dollar-denominated repurchase agreements may be entered into only with a member bank of the Federal Reserve System or a primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. The prices at which the trades are conducted do not reflect accrued interest on the underlying obligations and such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. As a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. In the event of a default under such a repurchase agreement instead of the contractual fixed rate, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

   Investment in Other Investment Companies. The Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the Investment Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund's total assets may be invested in the securities of any investment company. If the Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.


Investment in Foreign Issuers


   General. It is anticipated that, in the immediate future, not more than 30% of the Fund's total net assets taken at market value at the time of their acquisition will be invested in the securities of foreign issuers. Investment in securities of foreign issuers involves certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Securities prices in different countries are subject to different economic, financial, political and social factors. Changes in foreign currency exchange rates will affect the value of securities in the Fund and the unrealized appreciation or depreciation of investments. In addition, with respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, difficulty in obtaining or enforcing a court judgment, economic, political or social instability or diplomatic developments that could affect investments in those countries. Certain foreign investments also may be subject to foreign withholding taxes. These risks often are heightened for investments in smaller, emerging capital markets.


   Public Information. Securities of foreign issuers may not be registered with the Commission, nor may the issuers thereof be subject to the reporting requirements of such agency. Accordingly, there may be less publicly available information about a foreign issuer than about a U.S. issuer and such foreign issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of U.S. issuers.


   Trading Volume, Clearance and Settlement. Foreign financial markets, while generally growing in trading volume, typically have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures. Delays in settlement could result in periods when assets of the Fund are uninvested and no return is earned thereon. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the Fund due to subsequent declines in the value of such portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.


   Government Supervision and Regulation. There generally is less governmental supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.



Short Sales


   The Fund may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When the Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.


   The Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities, depositing similar collateral with its custodian, if necessary, to the extent that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value for the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.


   Because making short sales in securities that it does not own exposes the Fund to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Fund makes short sales in securities that increase in value, it will likely under perform similar mutual funds that do not make short sales in securities they do not own. The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security decliens in price between those dates. There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at an acceptable price. Although the Fund's gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold.


   The Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.


Derivatives

   The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.


   Hedging. The Fund may use Derivatives for hedging purposes. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.


   The Fund may use derivative instruments and trading strategies including the following:


Options on Securities and Securities Indices


   Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an up-front payment (the "option premium") the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.


   Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices that are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.


   The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. However, the Fund will not purchase options on securities if, as a result of such purchase, the aggregate cost (option plus premiums paid) of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.


   Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.


   Writing Put Options. The Fund may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options --for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.


   The Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.


   Other than with respect to closing transactions, the Fund will only write call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.


   The Fund may not write covered options on underlying securities exceeding 50% of its net assets, taken at market value. The Fund will not purchase options on securities (including stock index options) if as a result of such purchase, the aggregate cost of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.


   Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.


Futures


   The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally about 5%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.


   The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.


   The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.


   The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.


   An order has been obtained from the Commission exempting the Fund from the provisions of Section 17(f) and Section 18(f) of the Investment Company Act in connection with its strategy of investing in futures contracts. Section 17(f) relates to the custody of securities and other assets of an investment company and may be deemed to prohibit certain arrangements between the Fund and commodities brokers with respect to initial and variation margin. Section 18(f) of the Investment Company Act prohibits an open-end investment company such as the Fund from issuing a "senior security" other than a borrowing from a bank. The staff of the Commission has in the past indicated that a futures contract may be a "senior security" under the Investment Company Act.


Foreign Exchange Transactions


   The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.


   Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.


   Currency Futures. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures." Currency futures involve substantial currency risk, and also involve leverage risk.


   Currency Options. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.


   Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.


   Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.


   It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging.


Risk Factors in Derivatives


   Derivatives are volatile and involve significant risks, including:


   Credit Risk -- the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.


   Currency Risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.


   Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.


   Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


   Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

   The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.


   Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.


Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives


   Certain Derivatives traded in OTC markets, including OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.


   Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.


Other Investment Policies and Practices


   Securities Lending. The Fund may lend securities from its portfolio with a value not exceeding 33-1/3% of its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss in the event of losses on investments made with cash collateral or, in the event of borrower default, where the value of the collateral falls below the market value of the borrowed securities. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Fund as lending agent. See "Portfolio Transactions and Brokerage."


Suitability


   The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because of its emphasis on equity securities which the Fund believes are undervalued, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in undervalued equity securities, including the risk of loss of principal.

Investment Restrictions


   The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the Fund's shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund's outstanding shares).


   Under the fundamental investment restrictions, provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure), the Fund may not:


       (1) Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.


       (2) Invest more than 25% of its assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).


       (3) Make investments for the purpose of exercising control or management.


       (4) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.


       (5) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time.


       (6) Issue senior securities to the extent such issuance would violate applicable law.


       (7) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33-1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.


       (8) Underwrite securities of other issuers, except insofar as the Fund technically may be deemed an underwriter under the Securities Act, in selling portfolio securities.


       (9) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.


   The Trust has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Trust and may not be changed with respect to the Trust without the approval of the holders of the interests of the Trust.


   In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Board of Directors without shareholder approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but not limited to restriction (a) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure). Under the non-fundamental investment restrictions, the Fund may not:


       (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. Applicable law currently allows the Fund to purchase the securities of other investment companies if immediately thereafter not more than (i) 3% of the total outstanding voting stock of such company is owned by the Fund, (ii) 5% of the Fund's total assets, taken at market value, would be invested in any one such company, (iii) 10% of the Fund's total assets, taken at market value, would be invested in such securities, and (iv) the Fund, together with other investment companies having the same investment adviser and companies controlled by such companies, owns not more than 10% of the total outstanding stock of any one closed-end investment company. Investments by the Fund in wholly-owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds"provisions) of the Investment Company Act at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.


       (b) Make short sales of securities or maintain a short position, except to the extent permitted under the Prospectus and Statement of Additional Information and by applicable law.


       (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or to a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Board of Directors are not subject to the limitations set forth in this investment restriction.


       (d) Notwithstanding fundamental investment restriction (7) above, borrow amounts in excess of 5% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes.


       (e) Effective July 31, 2002, change its policy of investing, under normal circumstances, at least 80% of its net assets in securities of small companies, unless the Fund provides shareholders with at least 60 days prior written notice of such change.


   The Trust has adopted investment restrictions substantially identical to the foregoing, which are non-fundamental policies of the Trust and may be changed by the Trustees without the approval of the holders of the interests of the Trust.


   Portfolio securities of the Fund generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.


   The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund's existing OTC options on financial futures contracts exceeds 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund that are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund's shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.


   In addition, as a non-fundamental policy which may be changed by the Board of Directors and to the extent required by the Commission or its staff, the Fund will, for purposes of investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.


   As another non-fundamental policy, the Fund will not invest in securities that are subject to material legal restrictions on repatriation of assets or
(b) cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable, including repurchase agreements and purchase and sale contracts maturing in more than seven days, if, regarding all such securities, more than 15% of its net assets, taken at market value, would be invested in such securities.


   Because of the affiliation of Merrill Lynch with the Investment Adviser, the Fund and the Trust are prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Included among such restricted transactions are purchases from or sales to Merrill Lynch of securities in transactions in which it acts as principal. See "Portfolio Transactions and Brokerage." Without such an exemptive order, the Fund is prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal.


Portfolio Turnover


   The rate of portfolio turnover is not a limiting factor and, given the Fund's investment policies, it is anticipated that there may be periods when high portfolio turnover will exist. The use of covered call options at times when the underlying securities are appreciating in value may result in higher portfolio turnover. The Fund pays brokerage commissions in connection with writing call options and effecting closing purchase transactions, as well as in connection with purchases and sales of portfolio securities. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities with maturities at the time of acquisition of one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover rate involves certain tax consequences, such as an increase in capital gain dividends and/or ordinary income dividends. See "Dividends and Taxes." High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.


                            MANAGEMENT OF THE FUND


Directors/Trustees and Officers


   The Directors of the Fund consist of six individuals, five of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The Directors of the Fund are also the Trustees of the Trust. The five Directors who are not interested persons of the Fund similarly comprise the Trustees who are not interested persons of the Trust, and are sometimes referred to herein as the "non-interested Directors/Trustees." The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.


   Each non-interested Director is a member of the Fund's Audit and Nominating Committee (the "Committee"). The principal responsibilities of the Committee are to; (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee has retained independent legal counsel to assist them in connection with these duties.


   Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised Funds"), and other public directorships:

                                                                                          Number of
                                        Term of                                           MLIM/FAM-
                          Position(s) Office* and                                          Advised
                           Held with   Length of      Principal Occupation(s)               Funds               Public
Name, Address and Age      the Fund   Time Served     During Past Five Years               Overseen          Directorships
-----------------------   ----------- ------------ ------------------------- -----------------------------------------------------
DONALD W. BURTON(58)      Director    Director     General Partner of The Burton        23 registered      ITC DeltaCom, Inc.
South Atlantic Capital,               since 2002   Partnership, Limited Partnership (an investment         (telecommunications);
Inc.                                               Investment Partnership) since 1979;  companies          ITC Holding
614 West Bay Street                                Managing General Partner of the      consisting of      Company, Inc.
Tampa, FL 33606                                    South Atlantic Venture Funds since   39 portfolios      (telecommunications);
                                                   1983; Member of the Investment                          Knology, Inc.
                                                   Advisory Committee of the Florida                       (telecommunications);
                                                   State Board of Administration                           MainBancorp, N.A.
                                                   since 2001.                                             (bank holding
                                                                                                           company); PriCare,
                                                                                                           Inc. (health care);
                                                                                                           Symbion, Inc. (health
                                                                                                           care)

M. COLYER CROM(70)        Director    Director     James R. Williston Professor         23 registered      Cambridge Bancorp
104 Westcliff Road                    since 1981   of Investment Management Emeritus,   investment
Weston, MA 02193-1401                              Harvard Business School since 1996;  companies
                                                   James R. Williston Professor of      consisting of
                                                   Investment Management,               39 portfolios
                                                   Harvard Business School,
                                                   from 1971 to 1996.

LAURIE SIMON HODRICK(39)  Director    Director     Professor of Finance and Economics,  23 registered      None
809 Uris Hall                         since 1999   Graduate School of Business,         investment
3022 Broadway                                      Columbia University since 1998;      companies
New York, NY 10027                                 Associate Professor of Finance and   consisting of
                                                   Economics, Graduate School of        39 portfolios
                                                   Business, Columbia University from
                                                   1996 to 1998; Associate Professor
                                                   of Finance, J.L. Kellogg Graduate
                                                   School of Management, Northwestern
                                                   University from 1992 to 1996.

J. THOMAS TOUCHTON(63)    Director    Director     Managing Partner of The Witt-        23 registered      TECO Energy, Inc.
One Tampa City Center                 since 1978   Touchton Company and its             investment         (electric utility
Suite 3405                                         predecessor, The Witt Co. (private   companies          holding company)
201 North Franklin Street                          investment partnership), since       consisting of
Tampa, FL 33602                                    1972; Trustee Emeritus of            39 portfolios
                                                   Washington and Lee University.

FRED G. WEISS(60)         Director    Director     Managing Director of FGW Associates  23 registered      Watson
16450 Maddalena Place                 since 1998   since 1977; Vice President,          investment         Pharmaceutical Inc.
Delray Beach, FL 33446                             Planning Investment and Development  companies          (pharmaceutical
                                                   of Warner Lambert Co. from           consisting of      company)
                                                   1979 to 1997; Director of BTG        39 portfolios
                                                   International PLC (a global
                                                   technology commercialisation
                                                   company) since 2001; Director of
                                                   the Michael J. Fox Foundation for
                                                   Parkinson's Research.

--------------

* Each Director serves until his or her successor is elected and qualified, or until his or her death or resignation, or removal as provided in the Fund's by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.

   Certain biographical and other information relating to the Director who is an "interested person" of the Fund as defined in the Investment Company Act (the "interested Director") and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised Funds and public directorships held:


                                                                                               Number of
                                                                                               MLIM/FAM-
                                        Term of                                                 Advised
                          Position(s) Office* and                                               Funds
                           Held with   Length of          Principal Occupation(s)            and Portfolios               Public
Name, Address and Age      the Fund   Time Served         During Past Five Years               Overseen          Directorships
-----------------------   ----------- ------------      ----------------------------------  ---------------- ---------------------
TERRY K. GLENN*(61)       President   President since   Chairman (Americas Region) of the   116 registered    None
P.O. Box 9011             and         1999 and          Investment Adviser since 2000;      investment
Princeton, New Jersey     Director    Director since    Executive Vice President of the     companies
08543-9011                            1999***           Investment Adviser and MAIM         consisting of
                                                        (which terms as used herein,        184 portfolios
                                                        include their corporate
                                                        predecessors) since 1983;
                                                        President of Merrill Lynch
                                                        Mutual Funds since 1999;
                                                        President of AM Distributors,
                                                        Inc. ("FAMD" or the
                                                        "Distributor") since 1986 and
                                                        Director thereof since 1991;
                                                        Executive Vice President and
                                                        Director of Princeton Services,
                                                        Inc. ("Princeton Services")
                                                        since 1993; President of
                                                        Princeton Administrators, L.P.
                                                        since 1988; Director of
                                                        Financial Data Services, Inc.
                                                        since 1985.

DONALD C. BURKE(42)       Vice        Vice President    First Vice President of the         117 registered    None
P.O. Box 9011             President   since 1993        Investment Adviser and MAIM since   investment
Princeton, New Jersey     and         and Treasurer     1997 and the Treasurer thereof      companies
08543-9011                Treasurer   since 1999        since 1999; Senior Vice President   consisting of
                                                        and Treasurer of Princeton          185 portfolios
                                                        Services since 1999; Vice
                                                        President of FAMD since 1999; Vice
                                                        President of the Investment Adviser
                                                        and MAIM from 1990 to 1997;
                                                        Director of Taxation of the
                                                        Investment Adviser since 1990.

R. ELISE BAUM(42)         Senior      Senior Portfolio  Managing Director of the            6 registered      None
P.O. Box 9011             Portfolio   Manager since     Investment Adviser since 2000;      investment
Princeton, New Jersey     Manager     2002**            First Vice President of the         companies
08543-9011                                              Investment Adviser from 1999 to     consisting of
                                                        2000; Director of the Investment    4 portfolios
                                                        Adviser from 1997 to 1999;
                                                        Vice President of the Investment
                                                        Adviser from 1995 to 1997.


SUSAN BAKER(44)           Secretary   Secretary since   Director (Legal Advisory) of the    38 registered     None
P.O. Box 9011                         2002**            Investment Adviser since 1999;      investment
Princeton, New Jersey                                   Vice President of the Investment    companies
08543-9011                                              Adviser from 1993 to 1999;          consisting of
                                                        attorney associated with the        44 portfolios
                                                        Investment Adviser since 1987.

* Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr. Glenn is an "interested person", as defined in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of FAM and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.

** Elected by and serves at the pleasure of the Board of Directors of the Fund.

*** As Director, Mr. Glenn serves until his successor is elected and qualified or until his death or resignation, or removal as provided in the Fund's by-laws or charter or by statute, or until December 31 of the year in which he turns 72.

   Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.

                                                            Aggregate Dollar Range of
                                                         Securities in All Registered Fund
                              Aggregate Dollar Range     in Merrill Lynch Family of Funds
Name                          of Equity in the Fund           Overseen by Director
----                         --------------------------------------------------------
Interested Director:
   Terry K. Glenn                 None                              Over $100,000
Non-Interested Directors:
   Donald W. Burton               None                              None
   M. Colyer Crum                 None                              Over $100,000
   Laurie Simon Hodrick           None                              Over $100,000
   J. Thomas Touchton             None                              Over $100,000
   Fred G. Weiss                  None                              Over $100,000


   As of July 12, 2002, the officers and Directors as a group (nine persons) owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. ("ML & Co.").


Compensation of Directors/Trustees


   The Trust pays each non-interested Director/Trustee, for service to the Fund and the Trust, a fee of $6,000 per year plus $750 per in-person Board meeting attended. The Trust also compensates members of the Committee, which consists of all of the non-interested Directors/Trustees, at the rate of $4,000 per year plus $750 per in-person Committee meeting attended. The Trust pays the Chairman of the Committee an additional fee of $1,000 per year. The Trust reimburses each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings. The Committee met five times during the fiscal year ended March 31, 2002.


   The following table shows the compensation earned by the non-interested Directors/Trustees for the fiscal year ended March 31, 2002, and the aggregate compensation paid to them from all registered investment companies advised by the Investment Adviser and its affiliate, MLIM, for the calendar year ended December 31, 2001.


                                                              Pension or
                                                              Retirement                         Aggregate
                                                           Benefits Accrued     Estimated       Compensation
                                           Compensation       as Part            Annual      from Fund/Trust and Other
                          Position with        from           of Fund         Benefits upon      MLIM/FAM-
Name                       Fund/Trust       Fund/Trust         Expense          Retirement      Advised Funds
----                    -----------------  --------------  -----------------  --------------  -------------------------
Donald W. Burton        Director/Trustee      None**           None              None              None**
M. Colyer Crum*         Director/Trustee      $9,750           None              None            $215,500
Laurie Simon Hodrick    Director/Trustee      $9,150           None              None            $195,000
J. Thomas Touchton      Director/Trustee      $9,150           None              None            $195,000
Fred G. Weiss           Director/Trustee      $9,150           None              None            $195,000

-----------------

*   Chairman of the Committee.

** Mr. Burton was elected a Director of the Fund and a Director/Trustee of certain MLIM/FAM-advised funds on April 1, 2002.


   The Directors of the Fund and the Trustees of the Trust may purchase Class A shares of the Fund at net asset value. See "Purchase of Shares -- Initial Sales Charge Alternatives -- Class A and Class D Shares -- Reduced Initial Sales Charges -- Purchase Privilege of Certain Persons."


Management and Advisory Arrangements


   Management Arrangements. Prior to the conversion to a "master/feeder" structure, all management and administrative services were provided directly at the Fund level and were paid pursuant to the Fund's investment advisory contract at a fee rate of 0.75% of the average daily net assets of the Fund for the first $1 billion; 0.725% of the average daily net assets from $1 billion to $1.5 billion; and 0.70% of the average daily net assets above $1.5 billion. The services provided to the Fund included all those described below in "Investment Advisory Services," "Payment of Trust Expenses" and "Administrative Services and Administrative Fee."

   As discussed in "Management of the Fund -- Fund Asset Management" in the Prospectus, the Investment Adviser receives for its services to the Trust monthly compensation at an annual rate of 0.50% of the Trust's average daily net assets for the first $1 billion; 0.475% of the Trust's average daily net assets from $1 billion to $1.5 billion; and .45% of the Trust's average daily net assets above $1.5 billion. For purposes of this calculation, average daily net assets is determined at the end of each month on the basis of the average net assets of the Trust for each day during the month. For the fiscal year ended March 31, 2002, the fee payable to the Investment Adviser from the Trust was equal to 0.47%.


   The table below sets forth information about the total fees paid by the Fund and/or the Trust to FAM for the periods indicated.


                                                     Investment
   Period                                           Advisory Fee
   ------                                           ------------
   Fiscal year ended March 31, 2002                 $11,136,073
   Fiscal year ended March 31, 2001                 $ 8,068,858*
   Fiscal year ended March 31, 2000                 $ 7,208,238*


---------------
* Prior to master/feeder conversion, total fee payable to the Investment Adviser from the Fund was equal to 0.75% of the Fund's average daily net assets. For the period September 1, 2000 to March 31, 2001, the total fee payable to the Investment Adviser from the Trust was equal to 0.49% of the Trust's average daily net assets. Beginning September 1, 2000, the Fund pays an administrative fee of 0.25% of the Trust's average daily net assets.


   Investment Advisory Services. The Fund invests all of its assets in shares of the Trust. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Trust. The Trust has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"). Subject to the supervision of the Trustees, the Investment Adviser is responsible for the actual management of the Trust's portfolio and constantly reviews the Trust's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Trust.


   Securities held by the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate act as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.


   Payment of Trust Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. The Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Trustees, and Directors who are affiliated persons of the Investment Adviser or any affiliate. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust including, among other things, taxes, expenses, legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Trustees; accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. Certain accounting services are provided to the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for the cost of other accounting services.

   Administrative Services and Administrative Fees. The Fund has entered into an administration agreement with FAM (the "Administrator") as Administrator (the "Administration Agreement"). The Administrator receives for its services to the Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of the Fund.

   The table below sets forth information about the total fees paid by the Fund to FAM for the periods indicated:


    Period                                              Administrative Fee
    -------                                             -------------------
    Fiscal year ended March 31, 2002                      $5,825,726
    For the period September 1, 2000 to March 31, 2001     2,106,893


   Payment of Fund Expenses. The Administration Agreement obligates the Administrator to provide certain administrative services to the Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Fund. The Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers, Directors and Trustees who are affiliated persons of the Administrator or any of its affiliates. The Fund pays, or causes to be paid, all other expenses incurred in the operation of the Fund (except to the extent paid by the Distributor), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Financial Data Services, Inc. (the "Transfer Agent"), expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans." Accounting services are provided to the Fund by the Administrator, and the Fund reimburses the Administrator for its costs in connection with such services.


   Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities and their power to exercise a controlling influence over its management or policies.


   Duration and Termination. Unless earlier terminated as described below, the Advisory Agreement will continue in effect for two years from its effective date. Thereafter, they will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Trust and (b) by a majority of the Trustees of the Trust who are not parties to the Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated by the vote of a majority of the outstanding voting securities of the Trust or by the Investment Adviser without penalty on 60 days' written notice to the other party.


   Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the Board of Directors and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.


   At respective meetings of the Board of Directors of the Fund and the Board of Trustees of the Trust held on August 1, 2001, the Board of Trustees approved the continuation of the Trust's Investment Advisory Agreement with FAM for an additional year, and the Board of Directors approved the Administration Agreement with FAM. In connection with their deliberations, the Boards reviewed information derived from a number of sources and covering a range of issues. The Boards considered the services provided to the Trust by FAM under the Investment Advisory Agreement, the services provided to the Trust or the Fund by FAM and its affiliates under other agreements, including the Administration Agreement, and the personnel who provide these services. In addition to providing investment advisory services and administrative services, FAM and its affiliates provide shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust and the Fund. The Boards also considered FAM's costs of providing services, and the direct and indirect benefits to FAM from its relationships with the Trust and the Fund including the Fund's profitability to the Investment Adviser. The benefits considered by the Boards included not only FAM's compensation for investment advisory services under the Investment Advisory Agreement, but also compensation paid to FAM or its affiliates for other, non-advisory, services provided to the Trust and the Fund. The Boards also considered FAM's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Trustees compared the advisory fee rate, expense ratios and historical performance of the Trust to those of comparable funds. The Trustees also considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that FAM may experience as a result of growth in the Trust's assets. The Boards also reviewed materials supplied by counsel to the Fund and the Trust that were prepared for use by the Boards in fulfilling their duties under the Investment Company Act and state law.


   Based on the information reviewed and the discussions, the Board of Directors of the Fund and the Board of Trustees of the Trust each concluded that it was satisfied with the nature and quality of the services provided by FAM to the Fund and the Trust, and that the investment advisory fee rate was reasonable in relation to such services. The non-interested Directors/Trustees were represented by independent counsel who assisted them in their deliberations.


   Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B and Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(SM)) Program (the "MFA Program"). For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.


   The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.



        Fiscal year ended March 31,             Transfer Agent Fee*
        ---------------------------             -------------------
                2002                               $4,809,148
                2001                                3,150,812
                2000                                2,598,064


-------------
* During the periods shown, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for the periods shown, the fees paid may have been higher.


   Accounting Services. The Fund and the Trust entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Trust. The Fund and the Trust pay a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund and the Trust and was reimbursed by the Fund and the Trust for such services. The Investment Adviser continues to provide certain accounting services to the Fund and the Trust. The Fund and the Trust reimburse the Investment Adviser for the cost of these services.


   The table below shows the amounts paid by the Fund and the Trust to State Street and to the Investment Adviser for the periods indicated:


                                                   FUND                    TRUST
                                       ---------------------------------------------------
                                                     Paid to the
                                         Paid to     Investment    Paid to      Investment
Period                                 State Street   Adviser    State Street*   Adviser
------                                 ------------  ----------  ------------   ----------
Fiscal year ended March 31, 2002           $0         $    142     $469,646      $ 51,374
Fiscal year ended March 31, 2001+          $0**       $ 52,537     $ 98,620**    $115,204
Fiscal year ended March 31, 2000           N/A        $119,537        N/A          N/A


-------------

*  For providing services to the Fund and the Trust.

** Represents payments pursuant to the agreement with State Street commencing on January 1, 2001.

+  The Trust commenced operations on September 1, 2000.

   Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.


Code of Ethics


   The Board of Trustees of the Trust and the Board of Directors of the Fund each have adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Fund, the Investment Adviser and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.


                              PURCHASE OF SHARES


   Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus for certain information as to the purchase of Fund shares.


   The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."


   Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.


   The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by the Investment Adviser or MLIM. MLIM/FAM-advised funds that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "Select Pricing Funds."


   The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE.


   The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain securities dealers or other financial intermediaries may charge a processing fee to confirm a purchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. The fees charged by other securities dealers or financial intermediaries may be higher or lower. Purchases made directly through the Transfer Agent are not subject to the processing fee.


Initial Sales Charge Alternatives -- Class A and Class D Shares


   Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.


   The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.


Eligible Class A Investors


   Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares in a shareholder's account, including participants in the Merrill Lynch Blueprint(SM) Program, are entitled to purchase additional Class A shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Investment Adviser or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions, provided that the program or the bank has $3 million or more initially invested in Select
Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of MLIM/FAM-advised investment companies including the Fund. Certain persons who acquired shares of certain MLIM/FAM-advised closed-end funds who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions are met. In addition, Class A shares of the Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares --Closed-End Fund Reinvestment Options."


Class A and Class D Sales Charge Information


                                   Class A Shares
-----------------------------------------------------------------------------------
For the Fiscal   Gross Sales   Sales Charges   Sales Charges    CDSCs Received on
  Year Ended       Charges      Retained by       Paid to        Redemption of
  March 31,       Collected     Distributor    Merrill Lynch   Load-Waived Shares
--------------  ------------  --------------  ---------------  --------------------
     2002          $27,728        $2,454          $25,274           $60,677
     2001          $17,330        $1,106          $16,224                 0
     2000          $10,865        $  658          $10,207                 0


                                   Class D Shares
-----------------------------------------------------------------------------------
For the Fiscal   Gross Sales   Sales Charges   Sales Charges    CDSCs Received on
  Year Ended       Charges      Retained by       Paid to        Redemption of
  March 31,       Collected     Distributor    Merrill Lynch   Load-Waived Shares
--------------  ------------  --------------  ---------------  --------------------
     2002        $1,338,516       $83,998       $1,254,518           $4,845
     2001        $  291,526       $18,688       $  272,838           $5,841
     2000        $  130,398       $ 8,400       $  121,998           $  240


   The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.


Reduced Initial Sales Charges


   Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.


   Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.


   Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's selected securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.


   Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of the Class A or Class D shares of the Fund or any Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan participant record keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the execution of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the further reduced percentage sales charge that would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charge on any previous purchase.


   The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.


   Merrill Lynch Blueprint(SM) Program. Class D shares of the Fund are offered to participants in the Merrill Lynch Blueprint(SM) Program ("Blueprint"). In addition, participants in Blueprint who own Class A shares of the Fund may purchase additional Class A shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions and trade associations. Investors placing orders to purchase Class A or Class D shares of the Fund through Blueprint will acquire the Class A or Class D shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule (i.e., up to $300 at 4.25%, from $300.01 to $5,000 at 3.25% plus $3.00 and $5,000.01 or more at the standard sales charge rates disclosed in the Prospectus). In addition, Class A or Class D shares of the Fund are being offered at net asset value plus a sales charge of .50% of 1% for corporate or group IRA programs placing orders to purchase their Class A or Class D shares through Blueprint. Services, including the exchange privilege, available to Class A or Class D investors through Blueprint, however, may differ from those available to other investors in Class A or Class D shares.


   Class A and Class D shares are offered at net asset value to Blueprint participants through the Merrill Lynch Directed IRA Rollover Program (the "IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.


   Orders for purchases and redemptions of Class A or Class D shares of the Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.


   TMA(SM) Managed Trusts. Class A shares are offered at net asset value to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.


   Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.


   Purchase Privilege of Certain Persons. Members of the Board of Directors of the Fund and Trustees of the Trust and of other investment companies advised by the Investment Adviser or its affiliates, directors and employees of ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.


   Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and, second, the investor must establish that such redemption had been made within 60 days prior to the investment in the Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.


   Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class D shares must be made within 90 days after such notice.


   Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.


   Acquisition of Certain Investment Companies. Class D shares may be offered at the net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.


   Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser or an affiliate from time to time.


Deferred Sales Charge Alternatives -- Class B and Class C Shares


   Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.

   Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.


   The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.


Contingent Deferred Sales Charges -- Class B Shares


   Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.


   The following table sets forth the Class B CDSC:



     Years Since           CDSC as a Percentage
       Purchase              of Dollar Amount
     Payment Made            Subject to Charge
     ------------          --------------------
         0-1                     4.0%
         1-2                     4.0%
         2-3                     3.0%
         3-4                     3.0%
         4-5                     2.0%
         5-6                     1.0%
         6 and thereafter        None


   To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).


   The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Internal Revenue Code of 1986, as amended) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and 401(k) plans in connection with group plans placing orders through the Merrill Lynch Blueprint(SM) Program. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM) Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Investors and held in such account at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services --Fee-Based Programs"and "--Systematic Withdrawal Plan."


   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.


   Merrill Lynch Blueprint(SM)Program. Class B shares are offered to certain participants in Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as trade associations and credit unions. Class B shares of the Fund are offered through Blueprint only to members of certain affinity groups. The CDSC is waived in connection with purchase orders placed through Blueprint by members of such affinity groups. Services, including the exchange privilege, available to Class B investors through Blueprint, however, may differ from those available to other Class B investors. Orders for purchases and redemptions of Class B Shares of the Fund will be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There is no minimum initial or subsequent purchase requirement for investors who are part of a Blueprint automatic investment plan. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.


   Conversion of Class B Shares to Class D Shares. After approximately eight years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.


   In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.


   In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

   Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.


   Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.


Contingent Deferred Sales Charges -- Class C Shares


   Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or withdrawals through the Merrill Lynch Systematic Withdrawal Plans. See "Shareholder Services -- Systematic Withdrawal Plan."


Class B and Class C Sales Charge Information


                             Class B Shares*
        ---------------------------------------------------
          Fiscal Year     CDSCs Received      CDSCs Paid to
        Ended March 31,   by Distributor      Merrill Lynch
        ---------------   --------------      -------------
             2002           $634,135             $634,135
             2001           $359,556             $359,556
             2000           $681,686             $681,686
        --------------

        * Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.


                             Class C Shares
        ---------------------------------------------------
          Fiscal Year     CDSCs Received      CDSCs Paid to
        Ended March 31,   by Distributor      Merrill Lynch
        ---------------   --------------      -------------
             2002           $109,821             $109,821
             2001           $ 23,719             $ 23,719
             2000           $ 16,359             $ 16,359


   Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.


Closed-End Fund Reinvestment Options


   Class A shares of the Fund ("Eligible Class A Shares") are offered at net asset value to holders of the common stock of certain closed-end funds advised by FAM or MLIM who purchased such closed-end fund shares prior to

October 21, 1994 (the date the Merrill Lynch Select Pricing(SM) System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class A shares (if eligible to buy Class A shares) ("Eligible Class A Shares") or Class D shares of the Fund ("Eligible Class D Shares") at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in that fund's initial public offering or represent dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the investment option.


   Subject to the conditions set forth below, shares of the Fund are offered at net asset value to holders of the common stock of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund.


   In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge (as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders wishing to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of the Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.


Distribution Plans


   Reference is made to "Key Facts -- Fees and Expenses" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/ or distribution fees paid by the Fund to the Distributor with respect to such classes.


   The Distribution Plans for each of the Class B, Class C and Class D shares provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution
Plan).


   The Distribution Plans for each of the Class B and Class C shares each provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors, or other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisors, selected securities dealers or other financial intermediaries in connection with the sale of the Class B and Class C shares.


   The Fund's Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors concluded that there is reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Distribution Plans, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plans and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.


   Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and, in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees, distribution fees and the CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses and interest expense.


   As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $26,754,465 (0.0266% of Class B net assets at that date). As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $3,701,000 (0.0074% of Class C net assets at that date).


   For the fiscal year ended March 31, 2002, the Fund paid the Distributor $7,846,454 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $789 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended March 31, 2002, the Fund paid the Distributor $2,936,232 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $295.2 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended March 31, 2002, the Fund paid the Distributor $802,903 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $322.9 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.


Limitations on the Payment of Deferred Sales Charges


   The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus
(2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.


   The following table sets forth comparative information as of March 31, 2002 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.


                                                      Data Calculated as of March 31, 2002
                            -------------------------------------------------------------------------------------------
                                                                  (in thousands)
                                                                                                                  Annual
                                               Allowable   Allowable                  Amounts                 Distribution
                                   Eligible    Aggregate  Interest on    Maximum    Previously    Aggregate      Fee at
                                    Gross        Sales       Unpaid      Amount       Paid to      Unpaid      Current Net
                                   Sales(1)    Charge(2)   Balance(3)    Payable  Distributor(4)   Balance     Asset Level(5)
                                ------------- ---------- ------------- ---------- -------------- ----------    --------------
Class B Shares for the
  period October 21, 1988
  (commencement of
  operations) to March 31,
  2002
Under NASD Rule as Adopted    $1,139,223,929  $72,786,973  $15,899,816   $88,686,789  $34,230,437  $54,456,352  $7,534,489
Under Distributor's
  Voluntary Waiver            $1,139,223,929  $71,201,496  $ 5,696,119   $76,897,615  $34,230,437  $42,667,178  $7,534,489
Class C Shares, for the
   period October 21,
   199 (commencement of
   operations) to March
   31, 2002
Under NASD Rule as
  Adopted                       $  495,003,044  $31,513,085  $ 3,853,811  $35,366,896  $ 4,781,618  $30,585,278  $3,772,455


-------------------
(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.

(2) Includes amounts attributable to exchanges from Summit that are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.

(4) Consists of CDSC payments, distribution fee payments and accruals. See "Key Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the MFA Program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.

(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).


                             REDEMPTION OF SHARES


   Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.



   The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

   The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the New York Stock Exchange (the "NYSE") is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.


   The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.


   The Trust has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Trust and the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.


Redemption


   A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Fund's Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Trust or the Fund. A redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.


   A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.


   Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.


   For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank).

The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will not usually exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.


Repurchase


   The Fund also will repurchase Fund shares through a selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase Fund shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the regular close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day's closing price.


   The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, another selected securities dealer or other financial intermediary may charge its customers a processing fee (presently $5.35) to confirm a repurchase of shares to such customers. The fees charged by other securities dealers or financial intermediaries may be higher or lower. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem Fund shares as set forth above.


Reinstatement Privilege -- Class A and Class D Shares


   Shareholders who have redeemed their Class A or Class D shares of the Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.


                              PRICING OF SHARES


Determination of Net Asset Value


   Reference is made to "Your Account -- How Shares are Priced" in the
Prospectus.


   The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


   The principal asset of the Fund will normally be its interest in the underlying Trust. The value of that interest is based on the net assets of the Trust, which are comprised of the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Trust). Expenses of the Trust, including the investment advisory fees, are accrued daily.

   Net asset value is computed by dividing the value of the Fund's proportionate interest in the net assets of the Trust plus any cash or other assets minus all liabilities (including accrued expenses) of the Fund by the total number of shares of the Fund outstanding at such time, rounded to the nearest cent. Expenses of the Fund, including the fees payable to the Distributor, are accrued daily.


   The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares. Moreover, the per share net asset value of the Class B and Class C shares of the Fund generally will be lower than the per share net asset value of Class D shares of the Fund reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes of the Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.


   Portfolio securities of the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees of the Trust as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are stated at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.


   Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such periods, the these securities may be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by Fund management using a pricing service and/or procedures approved by the Board of Trustees.


   Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's (including the Fund's) interest in the Trust will be determined as of the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Trust. The close of business on the NYSE is generally 4:00 p.m., Eastern Time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business on the NYSE on the next determination of net asset value of the Trust.


Computation of Offering Price Per Share


   An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on March 31, 2002 is set forth below:


                                    Class A              Class B            Class C            Class D
                             -------------------------------------------------------------------------------
Net Assets                      $1,259,687,734       $1,003,961,266       $504,537,061      $467,733,430
                             -------------------------------------------------------------------------------
Number of Shares Outstanding        51,254,736           44,148,208         22,626,288        19,127,562
                             -------------------------------------------------------------------------------
Net Asset Value Per Share
  (net assets divided by
  number of shares
  outstanding)                  $       24.58        $        22.74       $      22.30      $      24.45
Sales Charge (for Class A
  and Class D shares:
    5.25% of offering price;
    5.54% of net asset
    value per share)*           $        1.36                 **                 **         $       1.35
                              -------------------------------------------------------------------------------
Offering Price                  $       25.94        $        22.74       $      22.30      $      25.80
                              -------------------------------------------------------------------------------

-------------
* Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares" herein.


                     PORTFOLIO TRANSACTIONS AND BROKERAGE


Transactions in Portfolio Securities


   Subject to policies established by the Board of Trustees of the Trust, the Investment Adviser is primarily responsible for the execution of the Trust's portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive commission trade execution costs, the Trust does not necessarily pay the lowest spread or commission available.


   Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Trust. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.


   Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust and the Fund.


   To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Trust commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. On the other hand, the Fund may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for other accounts or investment companies. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.


   In some cases, the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.


     From time to time, the Fund may purchase new issues of securities for clients in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).


   In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees of the Trust and subject to best execution, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.


   The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.


   Foreign equity securities may be held by the Trust in the form of ADRs, EDRs, GDRs or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in the OTC markets in the United States or Europe, as the case may be. ADRs traded in the United States, like other securities traded in the United States, will be subject to negotiated commission rates. The Trust's ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets.


   Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Trust intends to manage the portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on the Trust's portfolio strategies.


   Information about the brokerage commissions paid by the Trust and by the Fund (prior to its change to a "master/feeder" structure) including commissions paid to Merrill Lynch, is set forth in the following table:


                                         Brokerage        Commissions Paid
        Fiscal year ended March 31,   Commissions Paid   to Merrill Lynch
        ---------------------------   ----------------   ----------------
        2002                            $6,461,920          $533,101
        2001                            $2,413,285          $264,550
        2000                            $2,400,284          $239,441

   For the fiscal year ended March 31, 2002, the brokerage commissions paid to Merrill Lynch represented 8.25% of the aggregate brokerage commissions paid and involved 7.66% of the dollar amount of transactions involving payment of commissions during the year.


   The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch or an affiliate is a member or in a private placement in which Merrill Lynch or an affiliate serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Objective and Policies -- Investment Restrictions."


   Because of the affiliation of Merrill Lynch with the Investment Adviser, the Trust is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.


   The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Trust, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates. For the fiscal year ended March 31, 2002, that affiliated entity received $29,395 in securities lending agent fees.


   Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch or its affiliate acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust. Securities may be held by, or be appropriate investments for, the Trust as well as other funds or investment advisory clients of the Investment Adviser or its affiliates.


   The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Trust brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.


   Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or its affiliates when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.


     As a non-fundamental restriction, the Trust will not purchase or retain the securities of any issuer, if those individual officers and Trustees of the Trust or those individual officers and Directors of the Fund, the officers and general partner of the Investment Adviser, the directors of such general partner or the officers and directors of any subsidiary thereof each owning beneficially more than one-half of one percent of the securities of such issuer own in the aggregate more than five percent of the securities of such issuer.


                             SHAREHOLDER SERVICES


   The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors and certain of those services are not available to investors who place orders for the Fund's shares through the Merrill Lynch Blueprint(SM) Program.


Investment Account


   Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, another selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch, another selected securities dealer or other financial intermediary brokerage account, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.


   Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.


   Shareholders may transfer their Fund shares from Merrill Lynch, another selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into a selected dealer agreement with the Distributor, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or financial intermediary for the benefit of the shareholder whether the securities dealer or financial intermediary has entered into a selected dealer agreement or not.


   Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC, so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege


   U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Select Pricing Funds and Summit, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made.


     Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.


   Exchanges of Class A and Class D Shares. Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in the account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.


   Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Select Pricing Funds or for Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares generally may be exchanged into the Class A or Class D shares, respectively, of the other funds with a reduced sales charge or without a sales charge.


   Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked"to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Natural Resources Trust after having held the Fund's Class B shares for two and a half years. The 3% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later the investor may decide to redeem the Class B shares of Merrill Lynch Natural Resources Trust and receive cash. There will be no CDSC due on this redemption, since by "tacking"the two-and-a-half-year holding period of the Fund's Class B shares to the four-year holding period for the new Merrill Lynch Natural Resources Trust Class B shares, the investor will be deemed to have held the new Merrill Lynch Natural

Resources Trust Class B shares for more than six years. Class B shares of certain Select Pricing Funds purchased prior to June 1, 2001 are subject to the four-year CDSC schedule in effect at that time.


   Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.


   Prior to October 12, 1998, exchanges from Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for the money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.


   Exchanges by Participants in the MFA Program. The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one-year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be "tacked" to the holding period for the Class B or Class C shares originally held. The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.


   Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.


   Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.


   This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.


Fee-Based Programs


   Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program's client agreement and from the Transfer Agent at 1-800-MER-FUND (1-800-637-3863).


Retirement and Education Savings Plans


   Individual retirement accounts and other retirement plans and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from Merrill Lynch.


   Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and education savings plans, may be exempt from taxation when distributed as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.


Automatic Investment Plans


   A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan. Under the Automatic Investment Plan, the Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of the shareholder by either pre-authorized checks or automated clearing house debits. Alternatively, an investor that maintains a CMA(R) or CBA(R) Account may arrange to have periodic investments made in the Fund in amounts of $100 ($1 or more for retirement accounts) or more through the CMA(R) or CBA(R) Automated Investment Program.

Automatic Dividend Reinvestment Plan


   Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.


   Shareholders may, at any time, elect to have subsequent dividends paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.


Systematic Withdrawal Plan


   A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders that have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.


   At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and the class of shares to be redeemed. Redemptions will be made at net asset value determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's Systematic Withdrawal Plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.


   With respect to redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the Systematic Withdrawal Plan will be applied thereafter to Class D shares if the shareholder so elects. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Merrill Lynch Financial Advisor.


   Withdrawal payments generally should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors that maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Automatic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

   Alternatively, a shareholder whose shares are held within a CMA(R) or CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA or CBA Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA or CBA Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA or CBA Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.


                             DIVIDENDS AND TAXES


Dividends


   The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid at least annually. All net realized capital gains, if any, will be distributed to the Fund's shareholders at least annually. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, the Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.


   For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see "Shareholder Services -- Automatic Dividend Reinvestment Plan." A shareholder whose account is maintained at the Transfer Agent or whose account is maintained through Merrill Lynch, selected securities dealer or other financial intermediary may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares. Similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Pricing of Shares -- Determination of Net Asset Value."


Taxes


   The Fund intends to continue to qualify for the special tax treatment afforded to regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.


   The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.


   Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends as well as any amount of capital gain dividends in the different categories of capital gain referred to above.


   Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.


   No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.


   If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid to the Fund on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.


   A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.


   Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.


   Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.


   Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.


   The Fund may invest up to 10% of its total assets in securities of other investment companies. If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. The Fund may be subject to U.S. Federal income tax, and an additional tax in the nature of interest (the "interest charge"), on a portion of the distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by the Fund as a dividend to its shareholders. The Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause the Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, the Fund could elect to "mark to market"at the end of each taxable year all shares that it holds in PFICs. If it made this election, the Fund would recognize as ordinary income any increase in the value of such shares over their adjusted basis and as ordinary loss any decrease in such value to the extent it did not exceed prior increases. By making the mark-to-market election, the Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.


Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions



   The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a non-U.S. currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.


   A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.


   Code Section 1092, which applies to certain "straddles," may affect the taxation of the Fund's sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in options, futures and forward foreign exchange contracts.


Special Rules for Certain Foreign Currency Transactions


   In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stocks, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, futures, or forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.


   Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code
Section 988 gains or losses will increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

   The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.


   Ordinary income and capital gain dividends may also be subject to state and local taxes.


   Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.


     Shareholders are urged to consult their own tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.


   The Fund has received a private letter ruling from the IRS, to the effect that, because the Trust is classified as a partnership for tax purposes, the Fund is entitled to look to the underlying assets of the Trust in which it has invested for purposes of satisfying various requirements of the Code applicable to RICs. If any of the facts upon which such ruling is premised change in any material respect (e.g., if the Trust were required to register its interests under the Securities Act) then the Board of Directors of the Fund will determine, in its discretion, the appropriate course of action for the Fund. One possible course of action would be to withdraw the Fund's investment from the Trust and to retain an investment adviser to manage the Fund's assets in accordance with the investment policies applicable to the Fund. See "Investment Objective and Policies."


                               PERFORMANCE DATA


   From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.


   Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.


   Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

   Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.


   The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.


   Set forth in the tables below is total return information, before and after taxes, for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.


                                                 Class A      Class B   Class C   Class D
                                                  Shares      Shares     Shares   Shares
                                              ------------- ---------- --------- --------
                                                      Average Annual Total Return
                                              (including maximum applicable sales charge)
One Year Ended March 31, 2002                     24.65%       26.22%     29.23%   24.28%
Five Years Ended March 31, 2002                   18.38%       18.23%     18.43%   18.07%
Ten Years Ended March 31, 2002                    16.12%       15.56%        --       --

Inception (October 21, 1994) to March 31, 2002       --           --      17.70%   17.76%


                                                      Average Annual Total Return
                                                       (After Taxes on Dividends)
                                              (including maximum applicable sales charge)
One Year Ended March 31, 2002                     22.39%       24.10%     27.00%   22.11%
Five Years Ended March 31, 2002                   14.50%       14.52%     14.66%   14.30%
Ten Years Ended March 31, 2002                    12.59%       12.24%        --       --

Inception (October 21, 1994) to March 31, 2002       --           --      13.79%   13.81%


                                                      Average Annual Total Return
                                               (After Taxes on Dividends and Redemptions)
                                              (including maximum applicable sales charge)
One Year Ended March 31, 2002                     15.44%       16.48%     18.34%   15.23%
Five Years Ended March 31, 2002                   13.44%       13.47%     13.62%   13.24%
Ten Years Ended March 31, 2002                    11.83%       11.52%        --       --
Inception (October 21, 1994) to March 31, 2002       --           --      12.94%   12.92%


   Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.


   In order to reflect the reduced sales charges in the case of Class A or Class D shares, or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares," the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of CDSCs, a lower amount of expenses may be deducted.


   On occasion, the Fund may compare its performance to various indices, including the Russell 2000 Index, the Standard & Poor's 500 Index and the Dow Jones Industrial Average; or to performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time, the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.


   The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objective. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.


                             GENERAL INFORMATION


Description of Shares


   The Fund is a "feeder" fund that invests in the Trust. Investors in the Fund have an indirect interest in the Trust. The Trust accepts investments from other feeder funds, and all of the feeders of the Trust bear the Trust's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio also may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Trust on more attractive terms, or could experience better performance, than another feeder.


   The Fund, a diversified, open-end investment company, was incorporated under Maryland law on February 23, 1978. The former name of the Fund is Merrill Lynch Special Value Fund, Inc. The Fund changed its name to Merrill Lynch Small Cap Value Fund, Inc. on approximately July 1, 2000. The Fund converted from a stand-alone Investment Company to a feeder fund on September 1, 2000. As of the date of this Statement of Additional Information, the Fund has an authorized capital of 400,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock. Class A, Class B, Class C and Class D each consists of 100,000,000 shares. Shares of Class A, Class B, Class C and Class D Common Stock represent interests in the same assets of the Fund and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/ or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/ or distribution expenditures. The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

   Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement;
(iii) approval of a distribution agreement; and (iv) ratification of selection of independent auditors. Also, the by-laws of the Fund require that a special meeting of shareholders be held upon the written request of at least 25% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Maryland law. Also, the by-laws of the Fund require that a special meeting of shareholders be held on the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of Class A, Class B, Class C and Class D Common Stock is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities. Stock certificates are issued by the Transfer Agent only on specific request. Certificates for fractional shares are not issued in any case.


   Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust. The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.


   There normally will be no meeting of shareholders for the purpose of electing Directors unless and until such time as less than a majority of the Directors holding office have been elected by the shareholders, at which time the Directors then in office will call a shareholders' meeting for the election of Directors. Shareholders may, in accordance with the terms of the Articles of Incorporation, cause a meeting of shareholders to be held for the purpose of voting on the removal of Directors. Also, the Fund will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in account maintenance or distribution fees or of a change in fundamental policies, or its investment objective or restrictions. Except as set forth above, the Directors of the Fund shall continue to hold office and appoint successor Directors. Each issued and outstanding share of the Fund is entitled to participate equally with other shares of the Fund in dividends and distributions declared and in net assets upon liquidation or dissolution remaining after satisfaction of outstanding liabilities, except for any expenses which may be attributable to only one class. Shares that are issued will be fully-paid and non-assessable by the Fund.


   The Trust is organized as a Delaware business trust. Whenever the Fund is requested to vote on any matter relating to the Trust, the Fund will hold a meeting of the Fund's shareholders and will cast its vote as instructed by the Fund's shareholders.


Independent Auditors


   Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund and the Trust. The independent auditors are responsible for auditing the annual financial statements of the Fund and the Trust.


Accounting Services Provider


   State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund.


Custodian


   The Bank of New York (the "Custodian"), 15 Broad Street, New York, 7th Floor, New York 10286 acts as custodian of the Trust's assets and the Fund's assets. Under its contract with the Fund, the Custodian is authorized, among other things, to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside of the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

Transfer Agent


   Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares -- Through the Transfer Agent" in the Prospectus.


Legal Counsel



   Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York 10019-6018, is counsel for the Trust and the Fund.


Reports to Shareholders


   The fiscal year of the Fund ends on March 31 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund's portfolio and other information. An Annual Report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.


Shareholder Inquiries


   Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.


Additional Information


   The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.


   Under a separate agreement, ML & Co. has granted the Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.


   To the knowledge of the Fund, the following entities owned beneficially 5% or more of a class of the Fund's shares as of July 12, 2002:


Name                             Address              Percent of Class
---                              -------              -----------------
Merrill Lynch Trust Co.,     800 Scudders Mill Road    7.48% of Class A
FSB (1) TTEE FBO             Plainsboro, NJ 08536

Merrill Lynch Trust Co.,     800 Scudders Mill Road   12.75% of Class A
FSB(1) TTEE FBO              Plainsboro, NJ 08536
The Southern Company

Merrill Lynch Trust Co.,     800 Scudders Mill Road    5.75% of Class A
FSB(1) TTEE FBO              Plainsboro, NJ 08536
Daimler Chrysler Corp SAL


--------

(1) Merrill Lynch Trust Company is the record holder on behalf of certain employee retirement, personal trust or savings plan accounts for which it acts as trustee.


                             FINANCIAL STATEMENTS


   The audited financial statements of the Fund and the Trust are incorporated in this Statement of Additional Information by reference to the Fund's March 31, 2002 annual report to shareholders. You may request a copy of the annual report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m., Eastern time on any business day.



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